                                                Filed Pursuant to Rule 424(b)(3)
                                          Registration Nos. 333-68773, 333-68779
                                                                    and 333-3222

                   MORGAN STANLEY DEAN WITTER SPECTRUM SERIES

             TOTAL UNITS OF LIMITED PARTNERSHIP INTERESTS OFFERED:

     4,879,285.894 UNITS OF MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P. 13,668,151.591 UNITS OF MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P. 3,983,923.179 UNITS OF MORGAN STANLEY DEAN WITTER SPECTRUM STRATEGIC L.P.
4,288,448.553 UNITS OF MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.
                            ------------------------

                                   SUPPLEMENT
                                 TO PROSPECTUS
                             DATED JANUARY 21, 1999

YOU SHOULD READ THIS SUPPLEMENT TOGETHER WITH THE PROSPECTUS DATED JANUARY 21, 1999. ALL CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED IN THIS SUPPLEMENT HAVE THE SAME MEANINGS AS USED IN THE PROSPECTUS. ALL PAGE AND SECTION REFERENCES IN THIS SUPPLEMENT RELATE TO THE PROSPECTUS, EXCEPT REFERENCES TO PAGES PRECEDED BY AN "S-," WHICH RELATE TO THIS SUPPLEMENT.

                                 PURCHASE PRICE

You may purchase Units as of the last day of each month. The price you pay will equal 100% of the Net Asset Value per Unit on the date of purchase. Following are the offering prices per Unit for each Partnership at February 28, 1999:

Spectrum Select.........................................................  $   24.37
Spectrum Technical......................................................  $   15.70
Spectrum Strategic......................................................  $   12.45
Spectrum Global Balanced................................................  $   15.98

                                   THE RISKS

THESE ARE SPECULATIVE SECURITIES. YOU COULD LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT IN THE PARTNERSHIPS. READ THE PROSPECTUS AND THIS SUPPLEMENT BEFORE YOU DECIDE TO INVEST. SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THE PROSPECTUS.

    - The performance of each Partnership has been volatile and the Net Asset Value per Unit for each Partnership may fluctuate significantly.

    - There is no secondary market for Units and you may not redeem your Units until you have been an investor for at least six months.

    - If you redeem any of your Units within twenty-four months after they are purchased, you may have to pay a redemption charge.

    - In order for each Partnership to cover its expenses, each Partnership must earn annual net Trading Profits (after taking into account estimated interest income, based on current rates of 4.25%) of the following percentages of average annual Net Assets:

                                                                    WITHOUT A              WITH A 2%
                                                                REDEMPTION CHARGE      REDEMPTION CHARGE
                                                              ---------------------  ---------------------
Spectrum Select.............................................             6.85%                  8.90%
Spectrum Technical..........................................             7.90%                  9.94%
Spectrum Strategic..........................................             7.87%                  9.88%
Spectrum Global Balanced....................................             1.63%                  3.69%

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                            ------------------------

                           MORGAN STANLEY DEAN WITTER
                           DEAN WITTER REYNOLDS INC.

                 THE DATE OF THIS SUPPLEMENT IS APRIL 30, 1999.

                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                            ---------
Partnership Name Changes..................................................................................        S-1
Advisor Change for Spectrum Strategic.....................................................................        S-1
Summary...................................................................................................        S-1
Description of Charges....................................................................................        S-3
Investment Programs, Use of Proceeds and Trading Policies.................................................        S-4
The Spectrum Series.......................................................................................        S-4
Selected Financial Data...................................................................................        S-7
Management's Discussion and Analysis of Financial Condition and Results of Operations.....................        S-9
Quantitative and Qualitative Disclosures About Market Risk................................................       S-11
The General Partner.......................................................................................       S-20
The Trading Advisors......................................................................................       S-21
Certain Litigation........................................................................................       S-32
Potential Advantages......................................................................................       S-33
Experts...................................................................................................       S-35
Independent Auditors' Report to the Limited Partners and the General Partner..............................       S-36
  Statements of Financial Condition.......................................................................       S-37
  Statements of Operations................................................................................       S-41
  Statements of Changes in Partners' Capital..............................................................       S-45
  Statements of Cash Flows................................................................................       S-47
  Notes to Financial Statements for Dean Witter Spectrum Series...........................................       S-51
Independent Auditors' Report to the Board of Directors of the General Partner.............................       S-60
  Statements of Financial Condition for Demeter Management Corporation....................................       S-61
  Notes to Statements of Financial Condition for Demeter Management Corporation...........................       S-62

YOU SHOULD REVIEW THE FOLLOWING INFORMATION WITH THE PROSPECTUS BECAUSE THE INFORMATION CONTAINED IN THIS SUPPLEMENT UPDATES AND REPLACES PORTIONS OF THE PROSPECTUS.

                            PARTNERSHIP NAME CHANGES

    Effective April 6, 1999, each Partnership changed its name as follows:

Dean Witter Spectrum Select L.P. became Morgan Stanley Dean Witter Spectrum Select L.P.

Dean Witter Spectrum Technical L.P. became Morgan Stanley Dean Witter Spectrum Technical L.P.

Dean Witter Spectrum Strategic L.P. became Morgan Stanley Dean Witter Spectrum Strategic L.P.

Dean Witter Spectrum Global Balanced L.P. became Morgan Stanley Dean Witter Spectrum Global Balanced L.P.

                               ADVISOR CHANGE FOR
                               SPECTRUM STRATEGIC

    Spectrum Strategic terminated Stonebrook Capital Management, Inc. as a Trading Advisor on March 4, 1999. On May 1, 1999, Spectrum Strategic will add Allied Irish Capital Management, Ltd. ("AICM") as a Trading Advisor, and will allocate to AICM the assets previously managed by Stonebrook, approximately $6.8 million. AICM will be paid the same management and incentive fees as Stonebrook. The disclosures regarding Stonebrook in the Prospectus are no longer relevant. The description of AICM begins on page S-22. All other information in the Prospectus relating to the fees payable and Net Assets allocated to Stonebrook should now be read as applying to AICM.

                                    SUMMARY

    THE FOLLOWING INFORMATION UPDATES THE SUMMARY OF CERTAIN STATISTICAL INFORMATION AS OF FEBRUARY 28, 1999 FOR EACH PARTNERSHIP UNDER "SUMMARY--THE DEAN WITTER SPECTRUM SERIES" ON PAGES 1-2.

MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.

Performance Information:
Break-Even Information:
  Inception to date return (since
8/1/91) Percentage of estimated annual
  net                                         143.7%
  Compound annualized return trading
  profits (after interest income) needed       12.5%
  to cover expenses                            6.85%
Net Assets Allocated to:
  Percentage of estimated annual net
  EMC trading profits (after interest
  income)                                     26.52%
  Rabar needed to cover expenses and the
  2%                                          44.33%
  Sunrise redemption charge if Units are
  redeemed within twelve months after         29.15%
  they are purchased                           8.90%

MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P.

Performance Information:
Break-Even Information:
  Inception to date return (since
11/2/94) Percentage of estimated annual
  net                                          57.0%
  Compound annualized return trading
  profits (after interest income) needed       11.0%
  to cover expenses                            7.90%
Net Assets Allocated to:
  Percentage of estimated annual net
  Campbell trading profits (after
  interest income)                            29.56%
  Chesapeake needed to cover expenses
  and the 2%                                  23.99%
  JWH-Registered Trademark- redemption
  charge if Units are redeemed within         46.45%
  twelve months after they are purchased       9.94%

MORGAN STANLEY DEAN WITTER SPECTRUM STRATEGIC L.P.

Performance Information:
Break-Even Information:
  Inception to date return (since
11/2/94) Percentage of estimated annual
  net                                          24.5%
  Compound annualized return trading
  profits (after interest income) needed        5.2%
  to cover expenses                            7.87%
Net Assets Allocated to:
  Percentage of estimated annual net
  Blenheim trading profits (after
  interest income)                            23.46%
  Stonebrook (terminated 3/4/99) needed
  to cover expenses and the 2%                 9.11%
  Willowbridge redemption charge if
  Units are redeemed within twelve            67.43%
  months after they are purchased              9.88%

MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.

Performance Information:
Break-Even Information:
  Inception to date return (since
11/2/94) Percentage of estimated annual
  net                                          59.8%
  Compound annualized return trading
  profits (after interest income) needed       11.4%
  to cover expenses                            1.63%
Net Assets Allocated to RXR:                    100%
  Percentage of estimated annual net
  trading profits (after interest
  income) needed to cover expenses and
  the 2% redemption charge if Units are
  redeemed within twelve months after
  they are purchased                           3.69%

                             DESCRIPTION OF CHARGES

    THE FOLLOWING INFORMATION UPDATES THE BREAK EVEN TABLE UNDER "DESCRIPTION OF CHARGES-- BREAK EVEN ANALYSIS" ON PAGE 19.

                                                                                                             SPECTRUM
                                                                      SPECTRUM     SPECTRUM     SPECTRUM      GLOBAL
                                                                       SELECT      TECHNICAL    STRATEGIC    BALANCED
                                                                     -----------  -----------  -----------  -----------
                                                                          $            $            $            $
Selling Price per Unit(1)..........................................       24.37        15.70        12.45        15.98
Management Fee(2)..................................................         .73          .63          .50          .20
Brokerage Fee(3)...................................................        1.77         1.14          .90          .74
Less: Interest Income(4)...........................................        (.83)        (.53)        (.42)        (.68)
Redemption Fee(5)..................................................         .50          .32          .25          .33
Incentive Fee(6)...................................................      --           --           --           --
Amount of Trading Income Required for a Limited Partner to Recoup
  its Investment at the End of One Year............................        2.17         1.56         1.23          .59
Percentage of Selling Price per Unit...............................        8.90%        9.94%        9.88%        3.69%

------------------------

NOTES

(1) Units are offered for sale at Monthly Closings held as of the last day of each month at a purchase price equal to 100% of the Net Asset Value of the Unit at the close of business as of the date of the Closing. The selling price per Unit is based on the Net Asset Value per Unit as of February 28, 1999.

(2) Spectrum Select pays a monthly management fee of 1/12 of 3% (a 3% annual rate) of the Net Assets allocated to each Trading Advisor on the first day of each month. Spectrum Technical and Spectrum Strategic each pays a monthly management fee of 1/12 of 4% (a 4% annual rate), except Spectrum Strategic will pay AICM 1/12 of 3% (a 3% annual rate), of the Net Assets allocated to each Trading Advisor on the first day of each month. Spectrum Global Balanced pays a monthly management fee of 1/12 of 1.25% (a 1.25% annual rate) of the Partnership's Net Assets on the first day of each month.

(3) The monthly flat-rate brokerage fee paid to DWR is 1/12 of 7.25% (a 7.25% annual rate) of Net Assets as of the first day of the month with respect to Spectrum Select, Spectrum Technical, and Spectrum Strategic, and 1/12 of 4.60% (a 4.60% annual rate) of Net Assets as of the first day of the month with respect to Spectrum Global Balanced.

(4) DWR credits each Partnership at month-end with interest income as if 80%, in the case of Spectrum Select, Spectrum Technical, and Spectrum Strategic, and 100%, in the case of Spectrum Global Balanced, of such Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury bills. Interest income was estimated based upon current rates of approximately 4.25%.

(5) Units redeemed at the end of one year from the date of purchase are generally subject to a 2% redemption charge.


(6) Incentive fees are assumed to be zero because (i) interest income is greater than the redemption fee and (ii) each Trading Advisor's trading profits are assumed to equal expenses.

            INVESTMENT PROGRAM, USE OF PROCEEDS AND TRADING POLICIES

    THE FOLLOWING INFORMATION UPDATES THE INFORMATION RELATING TO SPECTRUM STRATEGIC AT THE TOP OF
PAGE 21:

    Currently all redemptions from Spectrum Strategic are allocated to Willowbridge in an effort to more evenly distribute the Net Assets of the Partnership among each of the Trading Advisors. However, each Trading Advisor to Spectrum Strategic will still be allocated 33 1/3% of any net proceeds received by Spectrum Strategic at each monthly closing.

                              THE SPECTRUM SERIES

    THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED IN THIRD PARAGRAPH UNDER 'THE SPECTRUM SERIES" ON PAGE 25.

    Following is a summary of certain information relating to the sale of Units in each Partnership since its commencement of operations through February 28, 1999:

                                      SPECTRUM             SPECTRUM             SPECTRUM            SPECTRUM
                                       SELECT              TECHNICAL           STRATEGIC        GLOBAL BALANCED
                                 -------------------  -------------------  ------------------  ------------------
Units Sold.....................       16,234,681.206*      19,331,848.409       8,516,076.821       3,711,551.447
Units Unsold...................        4,879,285.894       13,668,151.591       3,983,923.179       4,288,448.553
Proceeds received..............  $       236,855,963  $       250,797,166  $       90,229,004  $       46,796,981
General Partner
  Contributions................  $         1,680,000  $         2,181,974  $          686,990  $          398,224
Number of Limited Partners.....               13,061               22,909               9,953               5,621

--------------------------

* 146,139,671 Units sold prior to the date Spectrum Select joined the Spectrum Series have been adjusted to reflect the 100-for-1 Unit conversion that took place on April 30, 1998. 1,620,714.106 Units of Spectrum Select have been sold since that date.

    THE FOLLOWING INFORMATION UPDATES AND REPLACES THE PERFORMANCE INFORMATION UNDER "THE SPECTRUM SERIES--PERFORMANCE RECORDS" ON PAGES 25-27.

PERFORMANCE RECORDS

    A summary of performance information for each Partnership from its commencement of trading through February 28, 1999 is set forth in Tables I through IV below. All performance information has been calculated on an accrual basis in accordance with generally accepted accounting principles. The footnotes on page 28 are an integral part of the following tables.
                            ------------------------

    Investors are cautioned that the information set forth in each capsule performance summary is not indicative of, and has no bearing on, any trading results which may be attained by the Partnerships in the future. Past results are not a guarantee of future results. The Partnerships cannot assure investors that a Partnership will make any profits or will be able to avoid incurring substantial losses. Investors should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from futures interest trading.

                                                                         TABLE I

                         PERFORMANCE OF SPECTRUM SELECT

Type of Pool: Publicly-Offered Pool
Inception of Trading: August 1991
Aggregate Subscriptions: $238,535,963
Current Capitalization: $209,542,583
Current Net Asset Value Per Unit: $24.37
Worst Monthly % Drawdown (Month/Year): (13.72)% (January 1992)
Worst Month-End Peak-to-Valley: (26.78)% (15 months, June 1995-August 1996) Cumulative Return Since Inception: 143.70%

                                                                      MONTHLY PERFORMANCE
                                   -----------------------------------------------------------------------------------------
MONTH                                  1999        1998       1997       1996       1995       1994       1993       1992
---------------------------------  ------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                        %            %          %          %          %          %          %          %
January..........................         (2.90)      0.87       3.93      (0.38)     (8.13)    (11.67)      0.31     (13.72)
February.........................          5.45       2.16       4.75     (12.11)      9.61      (6.79)     14.84      (6.09)
March............................                     0.23       0.31      (0.22)     20.58      12.57      (0.59)     (3.91)
April............................                    (6.72)     (5.46)      4.07       9.06      (0.95)     10.35      (1.86)
May..............................                     1.79      (1.18)     (3.65)     11.08       6.84       1.95      (1.42)
June.............................                     0.93       0.16       1.37      (1.70)     10.30       0.21       7.19
July.............................                    (0.97)      9.74      (1.44)    (10.61)     (4.91)     13.90      10.72
August...........................                    19.19      (6.22)     (0.46)     (4.81)     (6.95)     (0.95)      6.69
September........................                     6.24       0.93       3.34      (7.76)      1.25      (4.13)     (5.24)
October..........................                    (5.14)     (3.77)     13.30      (3.35)     (4.78)     (4.97)     (3.17)
November.........................                    (4.16)      0.62       6.76       1.37       5.68      (1.30)      1.39
December.........................                     1.19       3.35      (3.36)     11.19      (2.72)      8.14      (3.58)
Compound Annual/Period Rate of
 Return..........................          2.39      14.15       6.22       5.27      23.63      (5.13)     41.63     (14.45)
                                      (2 months)


MONTH                                  1991
---------------------------------  ------------
                                        %
January..........................
February.........................
March............................
April............................
May..............................
June.............................
July.............................
August...........................         (6.20)
September........................          6.32
October..........................         (2.28)
November.........................         (2.93)
December.........................         38.67
Compound Annual/Period Rate of
 Return..........................         31.18
                                      (5 months)

                                                                        TABLE II

                       PERFORMANCE OF SPECTRUM TECHNICAL

Type of Pool: Publicly-Offered Pool
Inception of Trading: November 1994
Aggregate Subscriptions: $252,979,140
Current Capitalization: $256,492,887
Current Net Asset Value per Unit: $15.70
Worst Monthly % Drawdown (Month/Year): (6.39)% (February 1996)
Worst Month-End Peak-to-Valley Drawdown: (8.27)% (3 months, March 1997-May 1997) Cumulative Return Since Inception: 57.0%

                                                                              MONTHLY PERFORMANCE
                                                     ----------------------------------------------------------------------
MONTH                                                    1999        1998       1997       1996       1995         1994
---------------------------------------------------  ------------  ---------  ---------  ---------  ---------  ------------

                                                          %            %          %          %          %           %
January............................................         (4.96)     (1.16)      3.67       4.78      (1.84)
February...........................................          2.48       0.41       1.13      (6.39)      5.10
March..............................................                     1.31      (1.82)      1.24      10.21
April..............................................                    (4.62)     (2.93)      4.82       3.60
May................................................                     3.28      (3.75)     (3.84)      0.69
June...............................................                    (1.10)      0.69       3.21      (1.12)
July...............................................                    (0.98)      9.33      (4.80)     (2.44)
August.............................................                    10.29      (5.97)     (0.35)     (0.63)
September..........................................                     4.35       1.85       5.50      (3.33)
October............................................                    (0.73)      0.36       9.92      (0.09)
November...........................................                    (6.17)      1.01       8.34       0.93         (0.90)
December...........................................                     5.98       4.57      (3.88)      6.09         (1.31)
Compound Annual/Period Rate of Return..............         (2.61)     10.18       7.49      18.35      17.59         (2.20)
                                                        (2 months)                                                (2 months)

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                       TABLE III

                       PERFORMANCE OF SPECTRUM STRATEGIC

Type of Pool: Publicly-Offered Pool
Inception of Trading: November 1994
Aggregate Subscriptions: $90,915,994
Current Capitalization: $76,600,837
Current Net Asset Value per Unit: $12.45
Worst Monthly % Drawdown (Month/Year): (11.06)% (April 1998)
Worst Month-End Peak-to-Valley Drawdown: (32.11)% (16 months, April 1997-July
1998)
Cumulative Return Since Inception: 24.50%

                                                                             MONTHLY PERFORMANCE
                                                    ----------------------------------------------------------------------
                                                                    1998       1997       1996       1995         1994
                      MONTH                                       ---------  ---------  ---------  ---------  ------------
--------------------------------------------------      1999          %          %          %          %           %
                                                    ------------
                                                         %
January...........................................         (3.55)      5.32      (0.66)      3.71      (3.50)
February..........................................         11.76      (3.37)     10.09     (10.29)      1.45
March.............................................                     0.37       6.77      (0.97)      7.86
April.............................................                   (11.06)     (6.90)      6.08       0.00
May...............................................                    (7.40)      0.78      (3.05)     (0.66)
June..............................................                    (0.89)     (1.63)     (2.86)     (6.38)
July..............................................                    (5.26)      7.65      (4.91)     (0.81)
August............................................                    11.82      (4.93)      1.14       4.00
September.........................................                    19.03      (6.03)      5.11      (0.39)
October...........................................                     8.44      (6.24)      2.92       0.30
November..........................................                    (7.94)     (2.22)      3.49       2.76          0.10
December..........................................                     2.76       5.62      (2.65)      6.24          0.00
Compound Annual/Period Rate of Return.............          7.79       7.84       0.37      (3.53)     10.49          0.10
                                                       (2 months)                                                (2 months)

                                                                        TABLE IV

                    PERFORMANCE OF SPECTRUM GLOBAL BALANCED

Type of Pool: Publicly-Offered Pool
Inception of Trading: November 1994
Aggregate Subscriptions: $47,195,205
Current Capitalization: $47,429,666
Current Net Asset Value per Unit: $15.98
Worst Monthly % Drawdown (Month/Year): (7.92)% (February 1996)
Worst Month-End Peak-to-Valley Drawdown: (10.64)% (4 months, February 1996-May
1996)
Cumulative Return Since Inception: 59.80%

                                                                             MONTHLY PERFORMANCE
                                                    ----------------------------------------------------------------------
                                                                    1998       1997       1996       1995         1994
                      MONTH                                       ---------  ---------  ---------  ---------  ------------
--------------------------------------------------      1999          %          %          %          %           %
                                                    ------------
                                                         %
January...........................................         (0.06)      2.25       3.35       0.41       1.32
February..........................................         (0.06)      1.49       3.16      (7.92)      4.62
March.............................................                     2.24      (2.50)     (1.08)      2.88
April.............................................                    (1.78)     (1.65)      1.27       2.15
May...............................................                    (0.35)      1.68      (3.13)      4.38
June..............................................                     0.00       3.64       0.46       0.79
July..............................................                    (1.19)     11.89       0.83      (1.39)
August............................................                     2.55      (5.92)     (0.82)     (1.41)
September.........................................                     5.11       3.26       2.30       1.61
October...........................................                     1.18      (1.69)      3.77       0.26
November..........................................                     2.66      (0.37)      4.76       2.72         (0.50)
December..........................................                     1.27       3.07      (3.88)      2.99         (1.21)
Compound Annual/Period Rate of Return.............         (0.12)     16.36      18.23      (3.65)     22.79         (1.70)
                                                       (2 months)                                                (2 months)

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                            SELECTED FINANCIAL DATA

    THE FOLLOWING UPDATES AND REPLACES THE FINANCIAL INFORMATION CONTAINED ON PAGES 29-30.

    The following is the results of operations for each Partnership for the preceding five years. Per Unit results for Spectrum Select have been adjusted to reflect the 100-for-1 Unit conversion that became effective on April 30, 1998. For the complete financial statements for all the Partnerships, see pages S-35-S-58. For performance information with respect to each Partnership, see "The Spectrum Series-- Performance Records" on pages S-5 - S-6.

                                SPECTRUM SELECT

                                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                                              -------------------------------------------
                                                                                  1998           1997           1996
                                                                              -------------  -------------  -------------
                                                                                    $              $              $
REVENUES
Trading Profit (Loss):
  Realized..................................................................     36,087,729     15,940,851     26,876,393
  Net change in unrealized..................................................     (1,192,107)     3,149,167    (10,950,217)
                                                                              -------------  -------------  -------------
    Total Trading Results...................................................     34,895,622     19,090,018     15,926,176
Interest income (DWR).......................................................      6,883,110      7,405,511      6,120,347
                                                                              -------------  -------------  -------------
    Total Revenues..........................................................     41,778,732     26,495,529     22,046,523
                                                                              -------------  -------------  -------------
EXPENSES
Brokerage fees (DWR)........................................................     11,360,166      9,777,851     10,641,478
Management fees.............................................................      5,202,158      5,239,533      4,583,197
Incentive fees..............................................................      1,832,021         49,989        175,796
Transaction fees and costs..................................................        625,327      1,370,439      1,104,011
Administrative expenses.....................................................         64,000        114,000        128,000
                                                                              -------------  -------------  -------------
    Total Expenses..........................................................     19,083,672     16,551,812     16,632,482
                                                                              -------------  -------------  -------------
NET INCOME (LOSS)...........................................................     22,695,060      9,943,717      5,414,041
                                                                              -------------  -------------  -------------
                                                                              -------------  -------------  -------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners............................................................     22,302,202      9,781,168      5,283,411
General Partner.............................................................        392,858        162,549        130,630
NET INCOME (LOSS) PER UNIT:
Limited Partners............................................................           2.95           1.22            .98
General Partner.............................................................           2.95           1.22            .98
TOTAL ASSETS AT END OF PERIOD...............................................    202,668,038    169,541,807    167,588,012
TOTAL NET ASSETS AT END OF PERIOD...........................................    200,082,516    166,773,321    163,786,285
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners............................................................          23.80          20.85          19.62
General Partners............................................................          23.80          20.85          19.62


                                                                                  1995           1994
                                                                              -------------  -------------
                                                                                    $              $
REVENUES
Trading Profit (Loss):
  Realized..................................................................     65,987,157     19,134,352
  Net change in unrealized..................................................     (4,657,344)    (7,758,820)
                                                                              -------------  -------------
    Total Trading Results...................................................     61,329,813     11,375,532
Interest income (DWR).......................................................      7,969,749      6,044,870
                                                                              -------------  -------------
    Total Revenues..........................................................     69,299,562     17,420,402
                                                                              -------------  -------------
EXPENSES
Brokerage fees (DWR)........................................................     14,173,695     15,551,182
Management fees.............................................................      5,626,908      5,452,353
Incentive fees..............................................................      8,707,049      4,441,510
Transaction fees and costs..................................................      1,589,795      1,652,264
Administrative expenses.....................................................        148,000        126,000
                                                                              -------------  -------------
    Total Expenses..........................................................     30,245,447     27,223,309
                                                                              -------------  -------------
NET INCOME (LOSS)...........................................................     39,054,115     (9,802,907)
                                                                              -------------  -------------
                                                                              -------------  -------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners............................................................     38,580,172     (9,695,068)
General Partner.............................................................        473,943       (107,839)
NET INCOME (LOSS) PER UNIT:
Limited Partners............................................................           3.56           (.82)
General Partner.............................................................           3.56           (.82)
TOTAL ASSETS AT END OF PERIOD...............................................    179,342,999    171,613,080
TOTAL NET ASSETS AT END OF PERIOD...........................................    176,446,260    168,189,328
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners............................................................          18.64          15.08
General Partners............................................................          18.64          15.08

                               SPECTRUM TECHNICAL

                                                                                     FOR THE YEARS ENDED DECEMBER 31,
                                                                        ----------------------------------------------------------
                                                                            1998           1997           1996           1995
                                                                        -------------  -------------  -------------  -------------
                                                                              $              $              $              $
REVENUES
Trading Profit (Loss):
  Realized............................................................     35,224,194     13,777,460     26,334,748      4,446,595
  Net change in unrealized............................................      6,612,556      9,762,823     (1,552,659)     3,362,093
                                                                        -------------  -------------  -------------  -------------
    Total Trading Results.............................................     41,836,750     23,540,283     24,782,089      7,808,688
Interest income (DWR).................................................      8,103,423      5,987,304      3,242,977      1,430,845
                                                                        -------------  -------------  -------------  -------------
    Total Revenues....................................................     49,940,173     29,527,587     28,025,066      9,239,533
                                                                        -------------  -------------  -------------  -------------
EXPENSES
Brokerage fees (DWR)..................................................     15,543,787     11,617,770      6,997,531      3,003,934
Management fees.......................................................      8,403,764      5,832,758      3,273,649      1,373,227
Incentive fees........................................................      3,191,252        369,975      1,852,569        600,504
                                                                        -------------  -------------  -------------  -------------
    Total Expenses....................................................     27,138,803     17,820,503     12,123,749      4,977,665
                                                                        -------------  -------------  -------------  -------------
NET INCOME (LOSS).....................................................     22,801,370     11,707,084     15,901,317      4,261,868
                                                                        -------------  -------------  -------------  -------------
                                                                        -------------  -------------  -------------  -------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners......................................................     22,571,217     11,589,197     15,737,852      4,226,249
General Partner.......................................................        230,153        117,887        163,465         35,619
NET INCOME (LOSS) PER UNIT:
Limited Partners......................................................           1.49           1.02           2.11           1.72
General Partner.......................................................           1.49           1.02           2.11           1.72
TOTAL ASSETS AT END OF PERIOD.........................................    258,673,911    184,769,817    114,822,056     60,075,842
TOTAL NET ASSETS AT END OF PERIOD.....................................    255,101,434    181,950,507    112,985,629     59,326,379
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners......................................................          16.12          14.63          13.61          11.50
General Partner.......................................................          16.12          14.63          13.61          11.50

                                                                        FOR THE PERIOD FROM
                                                                          NOVEMBER 2, 1994
                                                                          (COMMENCEMENT OF
                                                                           OPERATIONS) TO
                                                                        --------------------
REVENUES
Trading Profit (Loss):
  Realized............................................................           (786,137)
  Net change in unrealized............................................            724,455
                                                                        --------------------
    Total Trading Results.............................................            (61,682)
Interest income (DWR).................................................             67,617
                                                                        --------------------
    Total Revenues....................................................              5,935
                                                                        --------------------
EXPENSES
Brokerage fees (DWR)..................................................            149,907
Management fees.......................................................             68,529
Incentive fees........................................................             19,678
                                                                        --------------------
    Total Expenses....................................................            238,114
                                                                        --------------------
NET INCOME (LOSS).....................................................           (232,179)
                                                                        --------------------
                                                                        --------------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners......................................................           (229,460)
General Partner.......................................................             (2,719)
NET INCOME (LOSS) PER UNIT:
Limited Partners......................................................               (.22)
General Partner.......................................................               (.22)
TOTAL ASSETS AT END OF PERIOD.........................................         15,084,678
TOTAL NET ASSETS AT END OF PERIOD.....................................         14,931,054
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners......................................................               9.78
General Partner.......................................................               9.78

                               SPECTRUM STRATEGIC

                                                                                     FOR THE YEARS ENDED DECEMBER 31,
                                                                      --------------------------------------------------------------
                                                                                           1997            1996            1995
                                                                                      --------------  --------------  --------------
                                                                           1998             $               $               $
                                                                      --------------
                                                                            $
REVENUES
Trading Profit (Loss):
  Realized..........................................................       7,945,575       1,297,824       4,980,402       3,408,036
  Net change in unrealized..........................................       2,771,722       2,387,258      (1,679,048)      1,451,792
                                                                      --------------  --------------  --------------  --------------
      Total Trading Results.........................................      10,717,297       3,685,082       3,301,354       4,859,828
Interest income (DWR)...............................................       2,379,478       2,304,248       1,604,026         887,226
                                                                      --------------  --------------  --------------  --------------
      Total Revenues................................................      13,096,775       5,989,330       4,905,380       5,747,054
                                                                      --------------  --------------  --------------  --------------
EXPENSES
Brokerage Fees (DWR)................................................       4,402,540       4,414,327       3,398,205       1,802,579
Management fees.....................................................       2,342,447       2,212,788       1,587,213         824,036
Incentive fees......................................................       1,336,693         427,094         726,825         437,310
                                                                      --------------  --------------  --------------  --------------
      Total Expenses................................................       8,081,680       7,054,209       5,712,243       3,063,925
                                                                      --------------  --------------  --------------  --------------
NET INCOME (LOSS)...................................................       5,015,095      (1,064,879)       (806,863)      2,683,129
                                                                      --------------  --------------  --------------  --------------
                                                                      --------------  --------------  --------------  --------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners....................................................       4,958,188      (1,054,657)       (799,980)      2,659,882
General Partner.....................................................          56,907         (10,222)         (6,883)         23,247
NET INCOME (LOSS) PER UNIT:
Limited Partners....................................................             .84            0.04            (.39)           1.05
General Partner.....................................................             .84            0.04            (.39)           1.05
TOTAL ASSETS AT END OF PERIOD.......................................      71,445,333      61,010,043      47,089,676      33,049,282
TOTAL NET ASSETS AT END OF PERIOD...................................      70,421,775      59,095,581      45,118,877      32,462,932
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners....................................................           11.55           10.71           10.67           11.06
General Partner.....................................................           11.55           10.71           10.67           11.06

                                                                      FOR THE PERIOD FROM
                                                                        (COMMENCEMENT OF
                                                                         OPERATIONS) TO
                                                                       DECEMBER 31, 1994

                                                                               $

REVENUES
Trading Profit (Loss):
  Realized..........................................................           (221,731)
  Net change in unrealized..........................................            367,611
                                                                      --------------------
      Total Trading Results.........................................            145,880
Interest income (DWR)...............................................             55,127
                                                                      --------------------
      Total Revenues................................................            201,007
                                                                      --------------------
EXPENSES
Brokerage Fees (DWR)................................................            121,039
Management fees.....................................................             55,333
Incentive fees......................................................             18,841
                                                                      --------------------
      Total Expenses................................................            195,213
                                                                      --------------------
NET INCOME (LOSS)...................................................              5,794
                                                                      --------------------
                                                                      --------------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners....................................................              5,704
General Partner.....................................................                 90
NET INCOME (LOSS) PER UNIT:
Limited Partners....................................................                .01
General Partner.....................................................                .01
TOTAL ASSETS AT END OF PERIOD.......................................         12,042,772
TOTAL NET ASSETS AT END OF PERIOD...................................         11,918,929
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners....................................................              10.01
General Partner.....................................................              10.01

                            SPECTRUM GLOBAL BALANCED

                                                                                    FOR THE YEARS ENDED DECEMBER 31,
                                                                     --------------------------------------------------------------
                                                                                          1997            1996            1995
                                                                                     --------------  --------------  --------------
                                                                          1998             $               $               $
                                                                     --------------
                                                                           $
REVENUES
Trading Profit (Loss):
  Realized.........................................................       5,113,920       3,683,460         177,564       1,508,581
  Net change in unrealized.........................................       1,285,628         464,966        (175,835)        373,624
                                                                     --------------  --------------  --------------  --------------
      Total Trading Results........................................       6,399,548       4,148,426           1,729       1,882,205
Interest income (DWR)..............................................       1,642,542       1,145,033         891,897         447,608
                                                                     --------------  --------------  --------------  --------------
      Total Revenues...............................................       8,042,090       5,293,459         893,626       2,329,813
                                                                     --------------  --------------  --------------  --------------
EXPENSES
Brokerage Fees (DWR)...............................................       1,591,467       1,124,531       1,030,310         503,995
Incentive fees.....................................................         449,775         300,250              --         161,155
Management fees....................................................         422,960         269,162         221,282         104,999
                                                                     --------------  --------------  --------------  --------------
      Total Expenses...............................................       2,464,202       1,693,943       1,251,592         770,149
                                                                     --------------  --------------  --------------  --------------
NET INCOME (LOSS)..................................................       5,577,888       3,599,516        (357,966)      1,559,664
                                                                     --------------  --------------  --------------  --------------
                                                                     --------------  --------------  --------------  --------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners...................................................       5,518,127       3,561,537        (354,537)      1,536,421
General Partner....................................................          59,761          37,979          (3,429)         23,243
NET INCOME (LOSS) PER UNIT:
Limited Partners...................................................            2.25            2.12            (.44)           2.24
General Partner....................................................            2.25            2.12            (.44)           2.24
TOTAL ASSETS AT END OF PERIOD......................................      46,317,786      25,923,024      19,620,770      14,923,682
TOTAL NET ASSETS AT END OF PERIOD..................................      45,913,872      25,683,236      18,706,255      14,754,500
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners...................................................           16.00           13.75           11.63           12.07
General Partner....................................................           16.00           13.75           11.63           12.07

                                                                      FOR THE PERIOD FROM
                                                                       (COMMENCEMENT OF
                                                                        OPERATIONS) TO
                                                                       DECEMBER 31, 1994

                                                                               $

REVENUES
Trading Profit (Loss):
  Realized.........................................................             (61,916)
  Net change in unrealized.........................................              18,804
                                                                     ---------------------
      Total Trading Results........................................             (43,112)
Interest income (DWR)..............................................              25,896
                                                                     ---------------------
      Total Revenues...............................................             (17,216)
                                                                     ---------------------
EXPENSES
Brokerage Fees (DWR)...............................................              29,040
Incentive fees.....................................................                  --
Management fees....................................................               6,050
                                                                     ---------------------
      Total Expenses...............................................              35,090
                                                                     ---------------------
NET INCOME (LOSS)..................................................             (52,306)
                                                                     ---------------------
                                                                     ---------------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners...................................................             (50,640)
General Partner....................................................              (1,666)
NET INCOME (LOSS) PER UNIT:
Limited Partners...................................................                (.17)
General Partner....................................................                (.17)
TOTAL ASSETS AT END OF PERIOD......................................           3,817,871
TOTAL NET ASSETS AT END OF PERIOD..................................           3,797,845
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners...................................................                9.83
General Partner....................................................                9.83

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING INFORMATION UPDATES AND SUPPLEMENTS THE INFORMATION FOR EACH PARTNERSHIP UNDER THE CAPTIONS "RESULTS OF OPERATIONS" ON PAGES 31-33, 36-37, 39-41, AND 43-44.

MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.

    1998 RESULTS. Spectrum Select recorded net profits during 1998. The Partnership experienced the majority of the gains in the global interest rate futures markets, particularly from long positions in German, U.S. and Japanese bond futures. Bond prices rallied in late August, as global stock prices plunged, especially after Russia's decision to halt trading in foreign currencies paralyzed that country's banking system and set off a "flight-to-quality" into the global fixed income markets. The subsequent volatility in the global financial markets and worldwide economic deterioration continued to drive these profitable trades through September.

    For the year ended December 31, 1998, Spectrum Select's total revenues, including interest income, were $41,778,732. Total expenses for the year were $19,083,672, resulting in net income of $22,695,060. The value of an individual Unit in Spectrum Select increased from $20.85 at December 31, 1997 to $23.80 at December 31, 1998.

    From inception of trading in August 1991 through December 1998, the Net Asset Value per Unit of Spectrum Select has increased by 138.0% (a compound annualized return of 12.4%).

    To enhance the preceding comparison of operations from year to year, you can examine, line by line, the Partnership's Statement of Operations and Statement of Financial Condition.

MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P.

    1998 RESULTS. Spectrum Technical experienced a profitable year in 1998. The Partnership recorded net gains during the year due primarily to long positions in global interest rate futures positions. The most significant gains were experienced from long German, U.S. and Japanese bond futures positions during August and September, as investors flocked to "safe haven" investments amid the political and economic turmoil in Russia, Asia and Latin America. Short positions in crude oil futures also contributed profits, as oil prices fell throughout a majority of the year on reports of a supply surplus, despite tensions in the Middle East. These gains were partially offset by losses experienced from short-term price volatility in the metals markets, as investors shifted investment capital from market to market amid global economic uncertainty.

    For the year ended December 31, 1998, Spectrum Technical's total trading revenues, including interest income, were $49,940,173. Total expenses for the year were $27,138,803, resulting in net income of $22,801,370. The value of an individual Unit in Spectrum Technical increased from $14.63 at December 31, 1997 to $16.12 at December 31, 1998.

    From inception of trading in November 1994 through December 1998, the Net Asset Value per Unit of Spectrum Technical has increased by 61.2% (a compound annualized return of 12.2%).

    To enhance the preceding comparison of operations from year to year, you can examine, line by line, the Partnership's Statement of Operations and Statement of Financial Condition.

MORGAN STANLEY DEAN WITTER SPECTRUM STRATEGIC L.P.

    1998 RESULTS. Spectrum Strategic posted a net gain in 1998. The Partnership recorded profits primarily from long positions in global interest rate futures, as the increased volatility in the global financial markets and worldwide economic deterioration drove investors to a variety of "safe haven" investments throughout August and September. Long positions in U.S., German,

British, and Japanese bond futures were the key contributors to these gains. Additional gains were recorded in the currency markets in early October from long German mark positions, as the mark's value increased relative to the U.S. dollar. This weakness in the U.S. dollar was mainly caused by an unanticipated interest rate cut by the Federal Reserve and the continuing possibility, and subsequent reality, of presidential impeachment hearings. A portion of these gains was offset by losses in the energy and soft commodities markets, primarily during the fourth quarter from long positions in crude oil and cocoa futures.

    For the year ended December 31, 1998, Spectrum Strategic's total trading revenues, including interest income, were $13,096,775. Total expenses for the year were $8,081,680, resulting in net income of $5,015,095. The value of an individual Unit in Spectrum Strategic increased from $10.71 at December 31, 1997 to $11.55 at December 31, 1998.

    From inception of trading in November 1994 through December 1998, the Net Asset Value per Unit of Spectrum Strategic has increased by 15.5% ( a compound annualized return of 3.5%).

    To enhance the preceding comparison of operations from year to year, you can examine, line by line, the Partnership's Statement of Operations and Statement of Financial Condition.

MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.

    1998 RESULTS. Spectrum Global Balanced experienced a profitable year in 1998. The Partnership profited during the year primarily from long positions in the global stock index futures component of the balanced portfolio. The most significant gains were recorded from long S&P 500 Index futures positions, as equity prices reached record levels during the first half and final quarter of the year. Additional gains were recorded from long positions in European stock index futures, with a majority of the gains experienced during the fourth quarter amid the recovery of the U.S. stock markets. The global interest rate futures markets were also key contributors to overall gains, as long global bond futures positions benefited from a "flight-to-quality," given the global economic uncertainty prevalent during the third quarter.

    For the year ended December 31, 1998, Spectrum Global Balanced's total trading revenues, including interest income, were $8,042,090. Total expenses for the year were $2,464,202, resulting in net income of $5,577,888. The value of an individual Unit in Spectrum Strategic increased from $13.75 at December 31, 1997 to $16.00 at December 31, 1998.

    From inception of trading in November 1994 through December 1998, the Net Asset Value per Unit of Spectrum Global Balanced has increased by 60.0% (a compound annualized return of 12.0%).

    To enhance the preceding comparison of operations from year to year, you can examine, line by line, the Partnership's Statement of Operations and Statement of Financial Condition.

                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISK

INTRODUCTION

    Each Partnership is a commodity pool engaged primarily in the speculative trading of futures interests. The market sensitive instruments held by each Partnership are acquired solely for speculative trading purposes and, as a result, all or substantially all of each Partnership's assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to each Partnership's primary business activities.

    The futures interests traded by each Partnership involve varying degrees of related market risk. Such market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and/or market values of financial instruments and commodities. Fluctuations in related market risk based upon the aforementioned factors result in frequent changes in the fair value of each Partnership's open positions, and, consequently, in its earnings and cash flow.

    Each Partnership's total market risk is influenced by a wide variety of factors, including the diversification effects among each Partnership's existing open positions, the volatility present within the market(s), and the liquidity of the market(s). At varying times, each of these factors may act to exacerbate or mute the market risk associated with each Partnership.

    Each Partnership's past performance is not necessarily indicative of its future results. Any attempt at quantifying a Partnership's market risk must be qualified by the inherent uncertainty of its speculative trading, which may cause future losses and volatility (i.e. "risk of ruin") far in excess of such Partnership's experience to date and/or any reasonable expectation premised upon historical changes in the fair value of its market sensitive instruments.

QUANTIFYING THE PARTNERSHIP'S TRADING VALUE AT RISK

    THE FOLLOWING QUANTITATIVE DISCLOSURES REGARDING EACH PARTNERSHIP'S MARKET RISK EXPOSURES CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SAFE HARBOR FROM CIVIL LIABILITY PROVIDED FOR SUCH STATEMENTS BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (SET FORTH IN SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934). ALL QUANTITATIVE DISCLOSURES IN THIS SECTION ARE DEEMED TO BE FORWARD- LOOKING STATEMENTS FOR PURPOSES OF THE SAFE HARBOR, EXCEPT FOR STATEMENTS OF HISTORICAL FACT.

    Each Partnership accounts for open positions on the basis of mark-to-market accounting principles. As such, any loss in the fair value of a Partnership's open positions is directly reflected in such Partnership's earnings, whether realized or unrealized, and such Partnership's cash flow, as profits and losses on open positions of exchange-traded futures interests are settled daily through variation margin.

    Each Partnership's risk exposure in the various market sectors traded by the Trading Advisors is estimated below in terms of Value at Risk ("VaR"). The VaR model employed by each Partnership incorporates numerous variables that could impact the fair value of such Partnership's trading portfolio. Each Partnership estimates VaR using a model based on historical simulation with a confidence level of 99%. Historical simulation involves constructing a distribution of hypothetical daily changes in trading portfolio value. The VaR model generally takes into account linear exposures to price and interest rate risk. Market risks that are incorporated in the VaR model include equity and commodity prices, interest rates, foreign exchange rates, as well as correlation that exists among these variables. The hypothetical changes in portfolio value are based on daily observed percentage changes in key market indices or other market factors ("market risk factors") to which the portfolio is sensitive. In the case of each Partnership's VaR, the historical observation period is approximately four years. Each Partnership's one-day 99% VaR corresponds to the negative change in portfolio value that, based on observed market risk factor moves, would have been exceeded once in 100 trading days.

    VaR models such as each Partnership's are continually evolving as trading portfolios become more diverse and modeling techniques and systems capabilities improve. It must also be noted that the VaR model is used to quantify market risk for historic reporting purposes only and is not utilized by either the General Partner or the Trading Advisors in their daily risk management activities.

EACH PARTNERSHIP'S VALUE AT RISK IN DIFFERENT MARKET SECTORS

    The following tables indicates the VaR associated with each Partnership's open positions, as a percentage of total net assets, by primary market risk category as of December 31, 1998.

SPECTRUM SELECT:

    As of December 31, 1998, the Partnership's total capitalization was approximately $200 million.

MARKET CATEGORY                                                                  VAR
----------------------------------------------------------------------------  ---------
Interest Rate...............................................................      (1.06)%
Currency....................................................................       (.51)
Equity......................................................................       (.37)
Commodity...................................................................       (.91)
Aggregate Value at Risk.....................................................      (1.28)%

SPECTRUM TECHNICAL:

    As of December 31, 1998, the Partnership's total capitalization was approximately $255 million.

MARKET CATEGORY                                                                  VAR
----------------------------------------------------------------------------  ---------
Interest Rate...............................................................      (1.25)%
Currency....................................................................       (.68)
Equity......................................................................       (.43)
Commodity...................................................................       (.60)
Aggregate Value at Risk.....................................................      (1.60)%

SPECTRUM STRATEGIC:

    As of December 31, 1998, the Partnership's total capitalization was approximately $70 million.

MARKET CATEGORY                                                                  VAR
----------------------------------------------------------------------------  ---------
Interest Rate...............................................................       (.58)%
Currency....................................................................       (.26)
Equity......................................................................      (1.74)
Commodity...................................................................       (.29)
Aggregate Value at Risk.....................................................      (1.70)%

SPECTRUM GLOBAL BALANCED:

    As of December 31, 1998, the Partnership's total capitalization was approximately $46 million.

MARKET CATEGORY                                                                   VAR
-----------------------------------------------------------------------------  ---------
Interest Rate................................................................       (.31)%
Currency.....................................................................       (.07)
Equity.......................................................................       (.23)
Commodity....................................................................       (.46)
Aggregate Value at Risk......................................................       (.58)%

    Aggregate value at risk represents the aggregate VaR of each Partnership's open positions and not the sum of the VaR of the individual categories listed above. Aggregate VaR will be lower as it takes into account correlation among different positions and categories.

    The tables above represent the VaR of each Partnership's open positions at December 31, 1998 only and are not necessarily representative of either the historic or future risk of an investment in such Partnerships. As each Partnership's sole business is the speculative trading of primarily futures interests, the composition of its portfolio of open positions can change significantly over any given time period or even within a single trading day. Such changes in open positions could materially impact market risk as measured by VaR either positively or negatively.

    The tables below supplement the year end VaR by presenting each Partnership's high, low and average VaR, as a percentage of total net assets, for the four quarterly reporting periods from January 1, 1998 through December 31, 1998.

                                SPECTRUM SELECT

PRIMARY MARKET RISK
  CATEGORY                HIGH        LOW       AVERAGE
----------------------  ---------  ---------  -----------
Interest Rate.........      (2.27)%      (.40)%      (1.47 )%
Currency..............      (1.70)      (.51)      (0.99 )
Equity................       (.85)      (.21)       (.45 )
Commodity.............       (.92)      (.51)       (.79 )
Aggregate Value at
  Risk................      (2.68)%     (1.28)%      (2.18 )%

                               SPECTRUM TECHNICAL

PRIMARY MARKET RISK
  CATEGORY                 HIGH        LOW       AVERAGE
-----------------------  ---------  ---------  -----------
Interest Rate..........      (2.08)%      (.89)%      (1.56 )%
Currency...............      (1.92)      (.68)      (1.51 )
Equity.................       (.61)      (.43)       (.51 )
Commodity..............       (.69)      (.46)       (.57 )
Aggregate Value at
  Risk.................      (3.02)%     (1.60)%      (2.43 )%

                               SPECTRUM STRATEGIC

PRIMARY MARKET RISK
  CATEGORY                HIGH        LOW       AVERAGE
----------------------  ---------  ---------  -----------
Interest Rate.........      (3.75)%      (.31)%      (2.46 )%
Currency..............      (2.11)      (.07)      (1.16 )
Equity................      (1.62)      (.20)       (.72 )
Commodity.............      (1.52)      (.46)      (1.19 )
Aggregate Value at
  Risk................      (5.04)%      (.58)%      (3.21 )%

                            SPECTRUM GLOBAL BALANCED

PRIMARY MARKET RISK
  CATEGORY                HIGH        LOW       AVERAGE
----------------------  ---------  ---------  -----------
Interest Rate.........      (1.36)%      (.29)%       (.87 )%
Currency..............       (.67)      (.18)       (.39 )
Equity................      (1.74)      (.59)      (1.11 )
Commodity.............       (.29)      (.19)       (.23 )
Aggregate Value at
  Risk................      (1.70)%     (1.42)%      (1.57 )%

LIMITATIONS ON VALUE AT RISK AS AN ASSESSMENT OF MARKET RISK

    The face value of the market sector instruments held by each Partnership is typically many times the applicable margin requirements, as such margin requirements generally range between 2% and 15% of contract face value. Additionally, due to the use of leverage, the face value of the market sector instruments held by each Partnership is typically many times the total capitalization of each such Partnership. The financial magnitude of a Partnership's open positions thus creates a

"risk of ruin" not typically found in other investment vehicles. Due to the relative size of the positions held, certain market conditions may cause a Partnership to incur losses greatly in excess of VaR within a short period of time. The foregoing VaR tables, as well as the past performance of each Partnership, gives no indication of such "risk of ruin". In addition, VaR risk measures should be interpreted in light of the methodology's limitations, which include the following: past changes in market risk factors will not always yield accurate predictions of the distributions and correlations of future market movements; changes in portfolio value in response to market movements may differ from the responses implicit in a VaR model; published VaR results reflect past trading positions while future risk depends on future positions; VaR using a one-day time horizon does not fully capture the market risk of positions that cannot be liquidated or hedged within one day; and the historical market risk factor data used for VaR estimation may provide only limited insight into losses that could be incurred under certain unusual market movements.

    The foregoing VaR tables present the results of each Partnership's VaR for each such Partnership's market risk exposures and on an aggregate basis at December 31, 1998 and for the end of quarter periods during calendar year 1998. Since VaR is based on historical data, VaR should not be viewed as predictive of a Partnership's future financial performance or its ability to manage and monitor risk and there can be no assurance that a Partnership's actual losses on a particular day will not exceed the VaR amounts indicated above or that such losses will not occur more than once in 100 trading days.

NON-TRADING RISK

    Each Partnership has non-trading market risk on its foreign cash balances not needed for margin. However, such balances, as well as any market risk they may represent, are immaterial. Each Partnership also maintains a substantial portion (approximately 87-92%) of its available assets in cash at DWR. A decline in short-term interest rates will result in a decline in a Partnership's cash management income. This cash flow risk is not considered material.

    Materiality, as used throughout this section, is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, optionality and multiplier features of a Partnership's market sensitive instruments.

QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES

    THE FOLLOWING QUALITATIVE DISCLOSURES REGARDING EACH PARTNERSHIP'S MARKET RISK EXPOSURES--EXCEPT FOR (I) THOSE DISCLOSURES THAT ARE STATEMENTS OF HISTORICAL FACT AND (II) THE DESCRIPTIONS OF HOW A PARTNERSHIP MANAGES ITS PRIMARY MARKET RISK EXPOSURES--CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT. EACH PARTNERSHIP'S PRIMARY MARKET RISK EXPOSURES AS WELL AS THE STRATEGIES USED AND TO BE USED BY THE GENERAL PARTNER AND THE TRADING ADVISORS FOR MANAGING SUCH EXPOSURES ARE SUBJECT TO NUMEROUS UNCERTAINTIES, CONTINGENCIES AND RISKS, ANY ONE OF WHICH COULD CAUSE THE ACTUAL RESULTS OF EACH PARTNERSHIP'S RISK CONTROLS TO DIFFER MATERIALLY FROM THE OBJECTIVES OF SUCH STRATEGIES. GOVERNMENT INTERVENTIONS, DEFAULTS AND EXPROPRIATIONS, ILLIQUID MARKETS, THE EMERGENCE OF DOMINANT FUNDAMENTAL FACTORS, POLITICAL UPHEAVALS, CHANGES IN HISTORICAL PRICE RELATIONSHIPS, AN INFLUX OF NEW MARKET PARTICIPANTS, INCREASED REGULATION AND MANY OTHER FACTORS COULD RESULT IN MATERIAL LOSSES AS WELL AS IN MATERIAL CHANGES TO THE RISK EXPOSURES AND THE RISK MANAGEMENT STRATEGIES OF EACH PARTNERSHIP. INVESTORS MUST BE PREPARED TO LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT IN A PARTNERSHIP.

    SPECTRUM SELECT

    The following were the primary trading risk exposures of the Partnership as of December 31, 1998, by market sector. It may be anticipated however, that these market exposures will vary materially over time.

    INTEREST RATE. Interest rate risk is the principal market exposure of the Partnership. Interest rate movements directly affect the price of the sovereign bond futures positions held by the Partnership and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Partnership's profitability. The Partnership's primary interest rate exposure is to interest rate fluctuations in the U.S. and the other G-7 countries. However, the Partnership also takes futures positions in the government debt of smaller nations--e.g. Australia. The General Partner anticipates that G-7 interest rates will remain the primary market exposure of the Partnership for the foreseeable future. The changes in interest rates which have the most effect on the Partnership are changes in long-term, as opposed to short-term, rates. Most of the speculative futures positions held by the Partnership are in medium-to-long term instruments. Consequently, even a material change in short-term rates would have little effect on the Partnership were the medium-to-long term rates to remain steady.

    CURRENCY. The Partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Partnership trades in a large number of currencies, including cross-rates--i.e., positions between two currencies other than the U.S. dollar. However, the Partnership's major exposures have typically been in the dollar/yen, dollar/mark and dollar/pound positions. The General Partner does not anticipate that the risk profile of the Partnership's currency sector will change significantly in the future, although it is difficult at this point to predict the effect of the introduction of the Euro on the Trading Advisors' currency trading strategies.

    EQUITY. The Partnership's primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by the Partnership are by law limited to futures on broadly based indices. As of December 31, 1998, the Partnership's primary exposures were in the S&P 500, Financial Times (England), Nikkei (Japan) and DAX (Germany) stock indices. The General Partner anticipates little, if any, trading in non-G-7 stock indices. The Partnership is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. (Static markets would not cause major market changes but would make it difficult for the Partnership to avoid being "whipsawed" into numerous small losses).

    COMMODITY.

    METALS. The Partnership's primary metals market exposure is to fluctuations in the price of gold and silver. Although certain of the Trading Advisors will from time to time trade base metals such as aluminum, copper, lead, tin, nickel and zinc, the principal market exposures of the Partnership have consistently been in the precious metals, gold and silver. The Trading Advisors' gold trading has been increasingly limited due to the long-lasting and mainly non-volatile decline in the price of gold over the last 10-15 years. However, silver prices have remained volatile over this period, and the Trading Advisors have from time to time taken substantial positions as they have perceived market opportunities to develop. The General Partner anticipates that gold and silver will remain the primary metals market exposure for the Partnership.

    SOFT COMMODITIES. One of the Partnership's primary commodities exposure is to fluctuations in the price of soft commodities, which are often directly affected by severe or unexpected weather conditions. Soybeans, grains, coffee, cotton, orange juice, cocoa and sugar accounted for the substantial bulk of the Partnership's commodities exposure as of December 31, 1998. The Partnership has had market exposure to lean hogs.

    ENERGY. The Partnership's primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East. Although the Trading Advisors trade natural gas to a limited extent, oil is by far the dominant energy market exposure of the Partnership. Oil prices are currently depressed, but they can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

    SPECTRUM TECHNICAL

    The following were the primary trading risk exposures of the Partnership as of December 31, 1998, by market sector. It may be anticipated however, that these market exposures will vary materially over time.

    INTEREST RATE. Interest rate risk is the principal market exposure of the Partnership. Interest rate movements directly affect the price of the sovereign bond futures positions held by the Partnership and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Partnership's profitability. The Partnership's primary interest rate exposure is to interest rate fluctuations in the U.S. and the other G-7 countries. However, the Partnership also takes futures positions in the government debt of smaller nations--e.g. Australia. The General Partner anticipates that G-7 interest rates will remain the primary market exposure of the Partnership for the foreseeable future. The changes in interest rates which have the most effect on the Partnership are changes in long-term, as opposed to short-term, rates. Most of the speculative futures positions held by the Partnership are in medium-to-long term instruments. Consequently, even a material change in short-term rates would have little effect on the Partnership were the medium-to-long term rates to remain steady.

    CURRENCY. The Partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Partnership trades in a large number of currencies, including cross-rates--i.e., positions between two currencies other than the U.S. dollar. However, the Partnership's major exposures have typically been in the dollar/yen, dollar/mark and dollar/pound positions. The General Partner does not anticipate that the risk profile of the Partnership's currency sector will change significantly in the future, although it is difficult at this point to predict the effect of the introduction of the Euro on the Trading Advisors' currency trading strategies.

    EQUITY. The Partnership's primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by the Partnership are by law limited to futures on broadly based indices. As of December 31, 1998, the Partnership's primary exposures were in the ASE (Australia), S&P 500, Financial Times (England), Nikkei (Japan) and DAX (Germany) stock indices. The General Partner anticipates little, if any, trading in non-G-7 stock indices. The Partnership is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. (Static markets would not cause major market changes but would make it difficult for the Partnership to avoid being "whipsawed" into numerous small losses).

    COMMODITY.

    METALS. The Partnership's primary metals market exposure is to fluctuations in the price of gold and silver. Although some of the Trading Advisors will from time to time trade base metals such as aluminum, copper, nickel, lead, tin and zinc, the principal market exposures of the Partnership have consistently been in the precious metals, gold and silver. The Trading Advisors' gold trading has been increasingly limited due to the long-lasting and mainly non-volatile decline in the price of gold over the last 10-15 years. However, silver prices have remained volatile over this period, and the Trading Advisors have from time to time taken substantial positions as they have perceived market opportunities to develop. The General Partner anticipates that gold and silver will remain the primary metals market exposure for the Partnership.

    SOFT COMMODITIES. One of the Partnership's primary commodities exposure is to fluctuations in the price of soft commodities, which are often directly affected by severe or unexpected weather conditions. Soybeans, grains, and coffee accounted for the substantial bulk of the Partnership's commodities exposure at December 31, 1998. The Partnership has had market exposure to live cattle and lean hogs. However, the General Partner anticipates that the Trading Advisors will maintain an emphasis on soybeans, grains, and coffee, in which the Partnership has historically taken its largest positions.

    ENERGY. The Partnership's primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East. Although the Trading Advisors trade natural gas to a limited extent, oil is by far the dominant energy market exposure of the Partnership. Oil prices are currently depressed, but they can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

    SPECTRUM STRATEGIC

    The following were the primary trading exposures of the Partnership as of December 31, 1998. It may be anticipated however, that these market exposures will vary materially over time.

    INTEREST RATE. Interest rate risk is the principal market exposure of the Partnership. Interest rate movements directly affect the price of the sovereign bond futures positions held by the Partnership and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Partnership's profitability. The Partnership's primary interest rate exposure is to interest rate fluctuations in the U.S. and the other G-7 countries. However, the Partnership also takes futures positions in the government debt of smaller nations--e.g. Australia. The General Partner anticipates that G-7 interest rates will remain the primary market exposure of the Partnership for the foreseeable future. The changes in interest rates which have the most effect on the Partnership are changes in long-term, as opposed to short-term, rates. Most of the speculative futures positions held by the Partnership are in medium-to-long term instruments. Consequently, even a material change in short-term interest rates would have little effect on the Partnership were the medium-to-long term rates to remain steady.

    CURRENCY. The Partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Partnership trades in a large number of currencies, including cross-rates--i.e., positions between two currencies other than the U.S. dollar. However, the Partnership's major exposures have typically been in the dollar/yen, dollar/mark and dollar/pound positions. The General Partner does not anticipate that the risk profile of the Partnership's currency sector will change significantly in the future, although it is difficult at this point to predict the effect of the Euro on the Trading Advisors' currency trading strategies.

    EQUITY. The Partnership's primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by the Partnership are by law limited to futures on broadly based indices. As of December 31, 1998, the Partnership's primary exposures were in the S&P 500, Financial Times (England), Nikkei (Japan) and DAX (Germany) stock indices. The Partnership is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. (Static markets would not cause major market changes but would make it difficult for the Partnership to avoid being "whipsawed" into numerous small losses).

    COMMODITY.

    METALS. The Partnership's primary metals exposure is to fluctuations in the price of gold and silver. Although certain of the Trading Advisors will from time to time trade base metals such as aluminum, copper, nickel and zinc, the principal market exposures of the Partnership have consistently been in the precious metals, gold and silver. The Trading Advisors' gold trading has been increasingly limited due to the long-lasting and mainly non-volatile decline in the price of gold over the last 10-15 years. However, silver prices have remained volatile over this period, and the Trading Advisors have from time to time taken substantial positions as they have perceived market opportunities to develop. The General Partner anticipates that gold and silver will remain the primary metals market exposure for the Partnership.

    SOFT COMMODITIES. One of the Partnership's primary commodities exposure is to fluctuations in the price of soft commodities, which are often directly affected by severe or unexpected weather conditions. Soybeans, grains, cocoa and sugar accounted for the substantial bulk of the Partnership's commodities exposure as of December 31, 1998. The Partnership has market exposure to live cattle and lean hogs. However, the General Partner anticipates that the Trading Advisors will maintain an emphasis on soybeans, grains, cocoa and sugar, in which the Partnership has historically taken its largest positions.

    ENERGY. The Partnership's primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East. Although the Trading Advisors trade natural gas to a limited extent, oil is by far the dominant energy market exposure of the Partnership. Oil prices are currently depressed, but they can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

SPECTRUM GLOBAL BALANCED

    The following were the primary trading risk exposures of the Partnership as of December 31, 1998, by market sector. It may be anticipated however, that these market exposures will vary materially over time.

    INTEREST RATE. Interest rate risk is the principal market exposure of the Partnership. Interest rate movements directly affect the price of the sovereign bond futures positions held by the Partnership and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Partnership's profitability. The Partnership's primary interest rate exposure is to interest rate fluctuations in the U.S. and the other G-7 countries. However, the Partnership also takes futures positions in the government debt of smaller nations--e.g. Australia. The General Partner anticipates that G-7 interest rates will remain the primary market exposure of the Partnership for the foreseeable future. The changes in interest rates which have the most effect on the Partnership are changes in long-term, as opposed to short-term, rates. Most of the speculative future positions held by the Partnership are in medium-to-long term instruments. Consequently, even a material change in short-term rates would have little effect on the Partnership were the medium-to-long term rates to remain steady.

    CURRENCY. The Partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Partnership trades in a large number of currencies, including cross-rates--i.e., positions between two currencies other than the U.S. dollar. However, the Partnership's major exposures have typically been in the dollar/yen, dollar/mark and dollar/pound positions. The General Partner does not anticipate that the risk profile of the Partnership's currency sector will change significantly in the future, although it is difficult at this point to predict the effect of the introduction of the Euro on the Trading Advisor's currency trading strategies.

    EQUITY. The Partnership's primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by the Partnership are by law limited to futures on broadly based indices. As of December 31, 1998, the Partnership's primary exposures were in the S&P 500, Financial Times (England), Nikkei (Japan) and DAX (Germany) stock indices. The General Partner anticipates little, if any, trading in non-G-7 stock indices. The Partnership is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. (Static markets would not cause major market changes but would make it difficult for the Partnership to avoid being "whipsawed" into numerous small losses).

    COMMODITY.

    METALS. The Partnership's primary metals market exposure is to fluctuations in the price of gold and silver. Although the Trading Advisor will from time to time trade base metals such as aluminum, copper, nickel and zinc, the principal market exposures of the Partnership have consistently been in the precious metals, gold and silver. The Trading Advisor's gold trading has been increasingly limited due to the long-lasting and mainly non-volatile decline in the price of gold over the last 10-15 years. However, silver prices have remained volatile over this period, and the Trading Advisor has from time to time taken substantial positions as they have perceived market opportunities to develop. The General Partner anticipates that gold and silver will remain the primary metals market exposure for the Partnership.

    SOFT COMMODITIES. One of the Partnership's commodities market exposure is to fluctuations in the price of soft commodities, which are often directly affected by severe or unexpected weather conditions. Soybean oil, grains, and cotton accounted for the substantial bulk of the Partnership's commodities exposure at December 31, 1998. The Partnership has had market exposure to live cattle and lean hogs. However, the General Partner anticipates that the Trading Advisor will maintain an emphasis on soybean oil, grains, and cotton, in which the Partnership has historically taken its largest positions.

    ENERGY. The Partnership's primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East. Although the Trading Advisor trades natural gas to a limited extent, oil is by far the dominant energy market exposure of the Partnership. Oil prices are currently depressed, but they can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURE

    The following was the only non-trading risk exposure of each Partnership at December 31, 1998:

    FOREIGN CURRENCY BALANCES. Each Partnership's primary foreign currency balances are in Japanese yen, German marks, British pounds, French francs and euros. Each Partnership controls the non-trading risk of these balances by regularly converting these balances back into U.S. dollars at varying intervals, depending upon such factors as size, volatility, etc.

QUALITATIVE DISCLOSURES REGARDING MEANS OF MANAGING RISK EXPOSURE

    The means by which each Partnership and the Trading Advisors, severally, attempt to manage the risk of the Partnership's open positions are essentially the same in all market categories traded. The General Partner attempts to manage each Partnership's market exposure by (i) diversifying a Partnership's assets among different Trading Advisors (in a multi-advisor Partnership), each of whose strategies focus on different market sectors and trading approaches, and (ii), monitoring the performance of the Trading Advisor(s) on a daily basis. In addition, the Trading Advisor(s) establish diversification guidelines, often set in terms of the maximum margin to be committed to positions in any one market sector or market sensitive instrument. One should be aware that certain Trading Advisors treat their risk control policies as strict rules, whereas others treat such policies as general guidelines.

    The General Partner monitors and controls the risk of each Partnership's non-trading instrument, cash, which is the only Partnership investment directed by the General Partner, rather than the Trading Advisors.

                              THE GENERAL PARTNER

    THE FOLLOWING INFORMATION UPDATES AND SUPPLEMENTS THE INFORMATION UNDER "THE GENERAL PARTNER--DIRECTORS AND OFFICERS OF THE GENERAL PARTNER" ON PAGES 47-48.

    The following individuals have become directors of the General Partner:

    Mitchell M. Merin, age 45, is a Director of the General Partner. Mr. Merin was appointed the chief operating officer of asset management for MSDW in December 1998 and the President and chief executive officer of Morgan Stanley Dean Witter Advisors in February 1998. He has been an Executive Vice President of DWR since 1990, during which time he has been director of DWR's Taxable Fixed Income and Futures divisions, managing director in Corporate Finance and corporate treasurer. Mr. Merin received his Bachelor's degree from Trinity College in Connecticut and his M.B.A. degree in finance and accounting from the Kellogg Graduate School of Management of Northwestern University in 1977.

    Richard A. Beech, age 47, is a Director of the General Partner. Mr. Beech has been associated with the futures industry for over 23 years. He has been at DWR since August 1984, where he is presently Senior Vice President and head of Branch Futures. Mr. Beech began his career at the Chicago Mercantile Exchange, where he became the Chief Agricultural Economist doing market analysis, marketing and compliance. Prior to joining DWR, Mr. Beech also had worked at two investment banking firms in operations, research, managed futures and sales management.

    Ray Harris, age 42, is a Director of the General Partner. Mr. Harris is currently Senior Vice President, Planning and Administration for Morgan Stanley Dean Witter Asset Management and has worked at DWR or its affiliates since July 1982, serving in both financial and administrative capacities. From August 1994 to January 1999, he worked in two separate DWR affiliates, Discover Financial Services and Novus Financial Corp., culminating as Senior Vice President. Mr. Harris received his B.A. degree from Boston College and his M.B.A. in finance from the University of Chicago.

                              THE TRADING ADVISORS

MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.

    THE FOLLOWING INFORMATION UPDATES THE INFORMATION RELATING TO ASSETS UNDER MANAGEMENT BY EACH TRADING ADVISOR TO SPECTRUM SELECT UNDER "THE TRADING ADVISORS--DEAN WITTER SPECTRUM SELECT L.P." ON PAGES 50, 52, AND 55.

    As of February 28, 1999, EMC was managing approximately $73 million of client assets pursuant to its Classic Program and approximately $82 million in all of its programs (notional funds included); Rabar was managing approximately $226 million of client assets pursuant to its trading program (notional funds included); and Sunrise was managing approximately $69 million of client assets pursuant to its CIMCO portfolio and approximately $528 million of client assets in all of its programs (notional funds included).

MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P.

    THE FOLLOWING INFORMATION UPDATES THE INFORMATION RELATING TO ASSETS UNDER MANAGEMENT BY EACH TRADING ADVISOR TO SPECTRUM TECHNICAL UNDER "THE TRADING ADVISORS--DEAN WITTER SPECTRUM TECHNICAL L.P." ON PAGES 58, 60, AND 66.

    As of February 28, 1999, Campbell was managing approximately $1.2 billion of client assets pursuant to its Financial, Metal & Energy Large Portfolio and approximately $1.4 billion pursuant to all of its programs; Chesapeake was managing approximately $174 million of customer funds pursuant to its Diversified 2XL Program and approximately $1.02 billion of client assets pursuant to all of its programs ("notional funds" excluded); and JWH was managing approximately $403 million of client assets pursuant to its Original Investment Program, approximately $1.1 billion of client assets pursuant to its Financial and Metals Portfolio, and approximately $2.2 billion pursuant to all of its portfolios collectively.

    THE FOLLOWING INFORMATION REPLACES THE FIRST FULL PARAGRAPH RELATING TO CHESAPEAKE ON PAGE 60.

    The investment programs currently offered by Chesapeake are the "Diversified Program," the "Diversified 2XL Program," and the "Diversified 3XL Program" (the "Trading Programs"). The Diversified 2XL Program, which Chesapeake trades for the Partnership, began trading in April 1994. The Diversified 2XL Program utilizes the same trading system as the Diversified Program, except that the Diversified 2XL Program is generally traded on an upleveraged basis equal to approximately two times the leverage typically applied to a fully-funded Diversified Program account (although at times a different level may be used and the Partnership's returns may vary significantly from a 2:1 relationship from the returns of Diversified Program accounts). Ultimately, the appropriate leverage to be employed by the Partnership in its trading, as determined at the sole discretion of Chesapeake, will be determined by the performance factors associated with the Partnership and the Partnership only, regardless of the intended performance relationship of the Partnership to other accounts trading in other programs that may utilize more or less leverage. The Diversified Program is Chesapeake's longest operating investment portfolio, with a performance record beginning in February 1988. While all of the Trading Programs employ the same general trading methodology, as described below, the various past and present Trading Programs differ and have differed in their emphasis on certain markets or market sectors and the exclusion of others and/or their use of leverage. The following overview is not intended as a detailed and exhaustive review of the trading methodology or programs, or systems employed by Chesapeake, as their exact nature is proprietary and confidential.

    THE FOLLOWING INFORMATION REPLACES THE SIXTH FULL PARAGRAPH RELATING TO CHESAPEAKE ON PAGE 61.

    Programs that exclude or emphasize certain markets will, of course, perform differently than programs utilizing different markets. In the case of programs that differ in terms of leverage only (E.G., Diversified Program, Diversified 2XL Program and Diversified 3XL Program), Chesapeake generally attempts to manage accounts in such programs such that the gross returns (before fees), positive or negative, are a multiple of each other based on the leverage differential (E.G., the Diversified 3XL Program returns, positive or negative, are generally intended to be approximately triple those of the Diversified Program on an annual or year to date basis, while the Diversified 2XL Program returns, positive or negative, are generally intended to be approximately double those of the Diversified Program, on an annual or year to date basis). However, many factors can, sometimes significantly, impact account performance and these performance relationships, including but not limited to differences in the timing of additions and withdrawals and the resulting adjustment trades, varying fills, changes in position size to reduce risk during losing periods by Chesapeake that impact an account in one program but not other account(s) in other programs that use proportionately higher or lower leverage, differences in brokerage commissions, and other factors. Accordingly, every program will underperform or overperform the anticipated multiple or fraction of a differently leveraged program.


    THE FOLLOWING IS ADDED AS THE LAST FULL PARAGRAPH UNDER "2. CHESAPEAKE CAPITAL CORPORATION" ON PAGE 61.



ADDITIONS AND REDEMPTIONS IN POOL ACCOUNT



    Investors in pool accounts generally make additions or redeem pool interests at net asset value per interest as of the opening of business on the first business day of each month. In order to provide the appropriate market exposure commensurate with a pool's equity after giving effect to net additions/redemptions, Chesapeake's general practice is to adjust positions as soon as possible after the close of business on the last trading date of the month. Market conditions may dictate the time period over which these trades can be effected. The performance of a pool account relative to the performance of other accounts trading in the same program or to accounts trading within programs that should perform at a level proportionately higher or lower than such account may be significantly different as a result of these adjustment trades. Furthermore, there may be changes in net asset value per interest as a result of such adjustment trades. Based on the level of net additions/redemptions and Chesapeake's determination of liquidity or other market conditions. Chesapeake may also decide to make adjusting trades before the close of business on the last business day of the month. No assurance is given that Chesapeake will be able to avoid the performance discrepancies and the changes described above in connection with pool equity level changes. The use of discretion by Chesapeake in the application of this procedure may affect performance positively or negatively. Further, effecting trades prior to the close of business on the last business day of the month may cause brokerage commissions to be incurred and allocated in the month prior to the month in which the investors making additions participate in pool profits and losses.



    THE FOLLOWING INFORMATION UPDATES AND SUPPLEMENTS THE INFORMATION RELATING TO THE INDIVIDUAL PRINCIPALS OF JWH ON PAGE 64.



    Effective April 16, 1999, Mr. Kevin J. Treacy is no longer a principal of
JWH.

    THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION RELATING TO JWH-REGISTERED TRADEMARK- LEGAL CONCERNS ON PAGE 68.

    In November 1998, the New York Supreme Court dismissed the complaint, and gave plaintiffs leave to replead, which plaintiffs failed to do against JWH. Accordingly, the complaint was dismissed with prejudice as against JWH. In the California actions, JWH was dismissed as a defendant without prejudice pursuant to a tolling agreement with plaintiffs that was executed in January, 1999.

MORGAN STANLEY DEAN WITTER SPECTRUM STRATEGIC L.P.

    THE FOLLOWING INFORMATION UPDATES THE INFORMATION RELATING TO ASSETS UNDER MANAGEMENT BY BLENHEIM AND WILLOWBRIDGE, TRADING ADVISORS TO SPECTRUM STRATEGIC, UNDER "THE TRADING ADVISORS--DEAN WITTER SPECTRUM STRATEGIC L.P." ON PAGES 69 AND 76.

    As of February 28, 1999, Blenheim was managing approximately $30 million of client assets pursuant to the trading strategies described in the Prospectus ("notional funds" excluded), while Willowbridge was managing approximately $389 million of client assets pursuant to its XLIM Trading Approach and approximately $764 million of client assets pursuant to its other programs ("notional funds" excluded).

    SPECTRUM STRATEGIC TERMINATED STONEBROOK AS A TRADING ADVISOR ON MARCH 4, 1999. ALLIED IRISH CAPITAL MANAGEMENT, LTD. WILL BECOME A TRADING ADVISOR TO SPECTRUM STRATEGIC EFFECTIVE MAY 1, 1999. THEREFORE, THE INFORMATION RELATING TO STONEBROOK ON PAGES 71-74 IS NO LONGER RELEVANT AND IS REPLACED WITH THE FOLLOWING INFORMATION REGARDING AICM.

    2. ALLIED IRISH CAPITAL MANAGEMENT, LTD.

    Allied Irish Capital Management, Ltd. is an Irish corporation registered with the CFTC as a CTA since January 1994 and is a member of the NFA in that capacity. AICM's business office is located at 85 Pembroke Road, Ballsbridge, Dublin 4. AICM is not affiliated with the General Partner, DWR, or any other Trading Advisor for the Partnerships.

    As a CTA, AICM specializes in trading interest rate, currency and equity index futures contracts as well as foreign exchange on the interbank cash market. The primary focus of AICM's futures trading is on the U.S., European and Japanese futures exchanges with some participation in other markets. Foreign exchange trading covers the major currencies.

    The principals of AICM are as follows:

    Michael Buckley became a Director and principal of AICM in August 1997. He had previously been a Director of AICM from September 1993 to August 1994. He joined Allied Irish Banks Plc. in February 1991 as Head of Investment Banking of AIB Group (Ireland's largest banking and financial services group). In January 1994 he became Group General Manager of AIB Capital Markets. He is a Director of the AIB Group and is responsible for AIB's investment banking, international treasury and corporate lending businesses. Mr. Buckley was formerly Managing Director of NCB Group Stockbrokers, a securities brokerage firm, until February 1991 when he joined AIB; and prior to that he had a career in the public service in Ireland and for the European Community.

    Colm Doherty became a Director of AICM in January 1994. He joined AIB Group in September 1989 and in January 1994 he became Head of Investment Banking in the Capital Markets Division. He is responsible for AIB's funds management, corporate finance, venture capital, stockbroking, and for its activities conducted through Dublin's International Financial Services Centre, in the areas of tax-efficient cross border investment, agency treasury management and the provision of a range of sophisticated back office services to international clients. Mr. Doherty formerly worked with First Chicago, a commercial bank, from July 1984 as Vice President and General Manager and prior to that he had a career in Industrial Credit Corporation as a senior lending executive.

    Tony Gannon is a Director of AICM and is an associated person. He became registered as an associated person of AICM in January 1994. He graduated from University College, Dublin with a Bachelor of Commerce degree in 1987 and during 1987-1988 obtained a first class honors Master of Business Studies (Finance) degree. He joined Gandon Securities Ltd., a securities house, in July 1988, and traded and researched firstly short-term interest rates and then international bonds. He was an associated person with Gandon Fund Management Ltd., a trading advisor wholly-owned by Gandon Securities Ltd., from July 1991 to September 1993. From November 1991 he traded client funds by combining strict money management and risk management skills with a pattern recognition trading style. Mr. Gannon was the sole trader for the Gandon Fund Management Breakout Program from June 1992 to September 1993. He left Gandon Securities and Gandon Fund Management in September 1993 and joined AICM that month. Mr. Gannon was a founding member of AICM and traded a portion of the worldwide Financial Futures Program using a discretionary trend following approach up to August 1998. He is now responsible for trading system research and product development within AICM.

    Dr. Eileen Fitzpatrick became a Director of AICM in August 1997. She is the Investment Director of AIB Investment Managers Limited, an investment advisor, a position she has held since September 1996. She had previously worked as Head of International Equity Sales in Goodbody Stockbrokers, a securities brokerage firm (March 1995 to September 1996), and in the same capacity at NCB stockbrokers, a securities brokerage firm (November 1993 to February 1995). Before that she had worked with AIB Investment Managers as Head of International Equity Management from October 1988 to October 1993.

    Gerry Grimes is Managing Director of AICM, an associated person of AICM and a member of the Institute of Bankers. He became registered as an associated person of AICM in January 1994. For 10 years up to March 1988, Mr. Grimes was employed by the Central Bank of Ireland in the following investment management positions: Chief Dealer, Money Market Division; Chief Dealer, Management of Official External Reserves; and Chief Forex Dealer. He represented Ireland on sub-committees of the European Central Bank Governors Committee in Basle. He has experience in liquidity and interest rate management, investment of external reserves ($5 billion) and their currency allocation and the management of the Irish pound in the European Exchange Rate Mechanism. Mr. Grimes joined Gandon Securities as a trader in March 1988 where he traded a range of interest rate contracts, and was appointed a Director in October 1990. He was an associated person with Gandon Fund Management from July 1991 to September 1993. From mid 1991, he was responsible for the development of Gandon Fund Management's activities including the marketing and development of managed futures programs. He left Gandon Securities and Gandon Fund Management in September 1993 and joined AICM that month. Mr. Grimes was a founding member of AICM and is now responsible for the overall management, development and control of AICM's activities.

    Chris Johns is Director of Investment Strategy at AICM. He became a Director of AICM in August 1997. After receiving his B.A. (first class honors) in Business Studies in 1980 he went on to complete his M.Sc. in economics at Queen Mary College, University of London. Post-graduate research and teaching at London and Cambridge Universities was followed by a two-year posting at the National Institute of Economic and Social Research, producing forecasts and analysis for the U.K. and world economies. In 1985 Mr. Johns moved to the U.K. Treasury, working as a member of a team responsible for advising the U.K. government on all matters relating to monetary and fiscal policy. In 1986 he joined UBS Phillips & Drew, initially as a U.K. economist, subsequently becoming head of foreign exchange research and strategy. In 1989 he joined the Investment Bank of Ireland, an investment bank, beginning a six-year period with Bank of Ireland group, progressing to Chief Economist. In June 1995 he joined ABN Amro Hoare Govett, an investment bank, in London as Chief European Strategist.

    Ian Kelly became Company Secretary of AICM in August 1997. He is a member of the Institute of Chartered Accountants of Ireland. He is a full-time employee of AICM and is responsible for financial control, compliance and the back-office operations of the company. He joined AICM in August 1997. Prior to joining AICM, he worked from July 1994 to August 1997 in Financial Control in AIB Capital Markets Plc., an investment bank, and before that he worked with Coopers & Lybrand, an accountancy firm, from 1987 to June 1994.

    Maeliosa O'hOgartaigh became a Director of AICM in August 1997. Mr. O'hOgartaigh is a member of the Institute of Chartered Accountants Ireland and is currently Financial Controller of AIB Capital Markets Plc., a position he has held since March 1995. He became a principal of AICM in May 1995 when he was appointed Company Secretary to AICM, a position now held by Mr. Ian Kelly. Prior to joining AIB in November 1989, Mr. O'hOgartaigh worked with Arthur Andersen & Co., an accountancy firm.

    John Parsons became a Director of AICM in January 1995. He graduated from Queen's University, Belfast with a B.Sc. in Computer Science and Statistics in 1986, and went on to obtain a Master of Business Administration degree from Cardiff University, in 1987. Before joining AICM, Mr. Parsons worked for SBC Warburg in London as a proprietary trader in the Fixed Interest & Treasury Division. Prior to that, he worked with the Bank of Ireland Group from January 1989 to March 1993, initially as a Portfolio Manager with the Bank's fund management group and ultimately as Head of European Government Bonds with the Bank's Treasury operation. Mr. Parsons trades a portion of the worldwide Financial Futures Program and he is the sole trader of the Equity Program offered by AICM.

    Neil Ramsey became a Director of AICM in November 1997. He is Chairman and Chief Executive Officer of Ramsey Quantitative Systems Inc., an investment adviser based in Kentucky, where he is responsible for the leadership of quantitative strategies development and directing the investments of all outside client capital allocated to the company. He is also the founder and President of Ramsey Financial Inc. ("RFI"), a Kentucky corporation which is registered with the CFTC as a commodity pool operator, commodity trading advisor and introducing broker, and is a member of the NFA. RFI is engaged in the management of proprietary and client investment capital through the allocation of funds to independent money managers as well as managing a portion of the funds on a discretionary basis. Prior to joining RFI he was a consultant with Boston Consulting Group where he worked with domestic and foreign multinationals in developing corporate strategies.

    Michael Swift joined AICM in August 1998 and is a Director of AICM. In 1984 he graduated from University College, Galway, with a Bachelor of Commerce degree and joined the Bank of Ireland Group in July 1984 where he worked in a number of investment positions until July 1998. From June 1997 to July 1998 he held the position of Head of Foreign Exchange and Euro Interest Rate Trading. Between September 1994 and May 1997 he was Treasurer in the Bank's New York office, where he was responsible for trading foreign exchange and US interest rate markets. Prior to this he was Head of the Bank's Irish pound interest rate trading desk from May 1993. Mr. Swift trades a portion of the Worldwide Financial Futures Program.

    David Tease is a Director of AICM and an associated person. He became registered as an associated person of AICM in January 1994. In 1975 he obtained a masters degree in agricultural economics from Queen's University, Belfast. Initially, Mr. Tease worked as an Economist with the

Northern Ireland Department of Agriculture and then joined the Agricultural Credit Corporation (now known as ACC Bank) a semi-state financial institution. He became Treasury Manager there in 1984. In September 1985, Mr. Tease obtained a Master of Business Administration degree from University College, Dublin. From October 1986, he was employed by Citicorp Investment Bank, Dublin and was Vice President in charge of trading Irish pound, UK pound and US dollar government bonds. In June 1988 he was appointed Director of International Bond Trading with Bank of Ireland Group Treasury where he was in control of the international bond desk trading a range of international interest rate markets. In April 1989, he joined Gandon Securities as Executive Director involved with securities trading. Subsequently, Mr. Tease was made responsible for trading in international fixed interest rate markets and strategic positioning in short-term interest rates and currencies. He acted as an associated person with Gandon Fund Management from July 1991 to September 1993. He was responsible for a team of interest rate traders and during his last two years he was the major trader in Gandon Fund Management's Global Financial program. He left Gandon Securities and Gandon Fund Management in September 1993 and joined AICM that month. Mr. Tease was a founding member of AICM and trades a portion of the Worldwide Financial Futures Program.

    AICM and its principals may, from time to time, trade futures interests contracts for their own proprietary accounts.

AICM'S TRADING STRATEGIES

    AICM offers three trading programs, but will only trade the Worldwide Financial Futures Program for Spectrum Strategic. Trading for Spectrum Strategic will be at four times the leverage AICM normally applies for the Worldwide Financial Futures Program. The two other trading programs offered by AICM are:
(i) Foreign Exchange Program, and (ii) Equity Index Program.

    The Worldwide Financial Futures Program is designed to provide returns using a multi-trader trading approach on a broad range of financial instruments. The capital is sub-allocated to a range of traders whose trading styles are described below. The allocation of capital to the individual traders may be altered at the discretion of AICM. A discretionary approach is applied to all trading within the program. Diversification is enhanced because no overall house view is imposed on the traders in the program, and this independence of operation is viewed as a key strength. There are three separate traders in this program.

    Over several years Mr. Tease has established a knowledge of the main industrial economies and their financial markets. This has been achieved by a process of studying these economies through an ongoing review of relevant research and by building up a substantial network of contacts with market economists and opinion formers. Against this background understanding of the main economies, Mr. Tease looks for trading opportunities which fit with his fundamental view of where interest rates should be headed versus their current levels. The full range of interest rate and bond futures are utilized. At times the trading opportunity may be best expressed in terms of intermarket spreads or yield curve adjustments. Account is taken of market technicals, especially momentum as expressed in stochastic analysis, for the timing of trade execution, while resistance and support levels as defined by congestion patterns help with appropriate entry and exit points. Mr. Tease prefers to establish trades that prevail over a 1-3 week time-frame, but this can depend on market conditions. Trades that produce a substantial proportion of the expected return in a short time are usually exited.

    Mr. Parsons' approach to trading markets is based on a fundamental analysis of economic, fiscal and monetary developments in the world's major economies. The majority of his trading activity is European-based. He believes that the key to successful trading in Europe is a clear understanding of German monetary developments and he therefore makes regular visits to the

Deutsche Bundesbank to formulate his own view on German monetary policy. He uses his views on short-term interest rates, together with an analysis of debt ownership, debt issuance, fiscal and exchange rate policy to formulate a view. Having compiled a set of expectations, Mr. Parsons then looks for significant levels of divergence relative to the market's expectations as a signal to enter a particular position. His trades tend to be evenly distributed between directional trades, curve trades and cross-market trades. He uses technical analysis to help identify trends and trend changes as well as to seek to improve entry and exit levels. Mr. Parsons sets profit/loss parameters for each trade on entry and adopts a two week view to positioning in normal market conditions.

    Mr. Swift's approach to trading is primarily fundamental in focus but uses technical analysis to assist in the critical aspects of trade timing and objective and stop setting. Mr. Swift combines a mixture of short and long-term trading. Momentum and sentiment indicators are utilized to assist in short-term trading while fundamental economic and political analysis are used as the basis for longer term trading. Mr. Swift has extensive experience in trading both short-term and long-term interest rates and currency markets. He has developed strong risk management practices through his career and these are utilized in his trading.

    The futures contracts currently traded in the Worldwide Financial Futures Program include U.S., European and Asian interest rate, currency and stock index contracts. For most contracts, options may also be used from time to time. Options may be either bought or sold in this program.

    It should be noted that in relation to currency futures on both the Chicago Mercantile Exchange and the financial derivatives division of the New York Cotton Exchange, AICM may convert spot transactions to futures contracts using the EFP mechanism.

    The Foreign Exchange Program specializes in trading the inter-bank foreign exchange market. A fundamental assessment of market information is the main factor underlying the trading approach. To this end an assessment of the fundamental economic policy forces at work in different countries is first made. This is related to socio-political factors in play. A judgment is then made on how much of the economic and political influences are priced in following a review of international capital flows. In this regard consultation is made with a network of experts in the world's currency markets. Finally the price levels are examined in detail to determine appropriate trade parameters.

    The objective of the Equity Index Program is to achieve value added of 10% and to maintain a Sharpe ratio of greater than one. This low-risk approach is designed to minimize correlations with major global equity returns. The underlying investment approach is broadly similar to that taken in AICM's other two programs in that the main inputs are an analysis of macroeconomic and global political trends. For the Equity Index Program additional analysis is conducted in terms of an extended equity valuation framework. That framework involves a number of distinct steps.

RISK MANAGEMENT

    The management of risk positions takes place at two levels within the programs--at the overall program level by the trading controller and at the position taking level where each trader uses his individual money management skills.

    Given that the programs involve a multi-trader approach, a program controller role is adopted. Mr. Grimes is the trading controller for all three programs. This role involves the following: assessing the performance and risk of the programs from an overall level as distinct from a trader level; monitoring the traders' adherence to the risk parameters for each program as set out below; allocating equity between the individual traders of a program; ensuring that the programs' overall objectives and those of individual traders are compatible; controlling the operations of the order desk and ensuring the positions are agreed between traders, order desk, back office and counterparty; and liaising with clients and conveying their views, wishes and concerns to the trading team.

    To control the levels of exposure a daily end-of-day position report including contract open positions, margin utilized by contract and margin utilized by trader is produced for the Worldwide Financial Futures and Equity Index Programs. The report for the Foreign Exchange Program looks at positions in equivalent U.S. dollar amount versus underlying U.S. dollar equity invested.

    For the Worldwide Financial Futures and Equity Index Programs, margin to equity is used to control position size while in the Foreign Exchange Program a gearing of equity is used to limit position size. Given the nature of the programs offered--the production of good returns with acceptable drawdowns--and the experience of the trading team, a limit of 6% margin to equity is normally applied for the Worldwide Financial Futures and Equity Index Programs and a gearing of 3 times equity for the Foreign Exchange Program.

PAST PERFORMANCE OF AICM

    The past performance information for the various programs traded by AICM is set forth below. AICM will trade the Net Assets of Spectrum Strategic allocated to it pursuant to its Worldwide Financial Futures Program at four times the leverage normally employed by that program. Capsule A-1 is a pro forma of an account from Capsule A, adjusted for the increased leverage (four times) to be employed by AICM for Spectrum Strategic, and also adjusted for the brokerage, management, and incentive fees to be applied to Spectrum Strategic. Performance history is also shown for the other programs managed by AICM. The footnotes following Capsule C are an integral part of each Capsule.

    Investors are cautioned that the performance information set forth in the following capsule performance summaries are not indicative of, and may have no bearing on, any trading results which may be attained by AICM or Spectrum Strategic in the future, since past performance is not a guarantee of future results and other Trading Advisors will be investing funds of Spectrum Strategic. In addition, AICM will be trading the Net Assets allocated to it at four times the leverage it normally applies to the World Financial Futures Program, which will significantly increase volatility as well as profits and losses. Spectrum Strategic cannot assure investors that AICM or the Partnership will make any profit or will be able to avoid incurring substantial losses. Investors should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from futures interest trading.

                                                                       CAPSULE A

                     ALLIED IRISH CAPITAL MANAGEMENT, LTD.
                      WORLDWIDE FINANCIAL FUTURES PROGRAM

        Name of CTA: Allied Irish Capital Management, Ltd.
       Name of program: Worldwide Financial Futures Program
       Inception of trading by CTA: November 1993
       Inception of trading in program: November 1993
       Number of open accounts: 59
       Aggregate assets overall: $1,397,600,000
       Aggregate assets in program: $1,066,600,000
       Largest monthly drawdown*: (2.11)%--(5/94)
       Worst peak-to-valley drawdown: (2.11)%--(5/94)
       1999 year-to-date return (2 months): 1.01%
       1998 annual return: 5.06%
       1997 annual return: 8.86%
       1996 annual return: 12.39%
       1995 annual return: 12.57%
       1994 annual return: 3.47%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                     CAPSULE A-1

                     ALLIED IRISH CAPITAL MANAGEMENT, LTD.
                     PRO FORMA OF AN ACCOUNT FROM CAPSULE A
                      WORLDWIDE FINANCIAL FUTURES PROGRAM

        Largest monthly drawdown: (5.74)% - (11/98)
       Worst peak-to-valley drawdown: (8.47)% - (10/98-1/99)
       1999 year-to-date return (2 months): 0.96%
       1998 annual return: (0.93)%
       1997 annual return: 15.05%
       1996 annual return: 32.42%
       1995 annual return: 23.35%
       1994 annual return (2 months): (0.53)%

FOOTNOTES TO AICM CAPSULE A-1 PRO FORMA PERFORMANCE SUMMARY

    Capsule A-1 above reflects pro forma rates of return, which are the result of the General Partner and AICM making certain pro forma adjustments to the actual past performance record of a client account managed pursuant to the Worldwide Financial Futures Program, the trading program to be employed for Spectrum Strategic by AICM. The pro forma adjustments are an attempt to reflect Spectrum Stragegic's current brokerage, management and incentive fees, and historical interest income, and the degree of leverage (four times) to be applied for the portion of Spectrum Stragegic's Net Assets traded by AICM, as opposed to the actual fees, expenses and interest income and leverage applicable to the account.

    Capsule A-1 must be read in conjunction with the description of AICM and its trading programs above. Futhermore, prospective investors must be aware that pro forma rates of return have certain inherent limitations: (A) pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of a commodity pool, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income, leverage, and other factors applicable to Spectrum Stragegic as compared to AICM's actual trading; and (B) there are different means by which the pro forma adjustments could have been made.

    While the General Partner believes that the information set forth in Capsule A-1 is relevant to evaluating an investment in Spectrum Strategic, no representation is or could be made that the capsule presents what the performance results of the portion of Specturn Strategic's Net Assets traded by AICM would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

    HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

    ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

                                                                       CAPSULE B

                     ALLIED IRISH CAPITAL MANAGEMENT, LTD.
                            FOREIGN EXCHANGE PROGRAM

        Name of CTA: Allied Irish Capital Management, Ltd.
       Name of program: Foreign Exchange Program
       Inception of trading by CTA: November 1993
       Inception of trading in program: January 1994
       Number of open accounts:14
       Aggregate assets overall: $1,397,600,000
       Aggregate assets in program: $327,000,000
       Largest monthly drawdown: (2.16)%--(3/94)
       Worst peak-to-valley drawdown: (6.93)%--(1/94-8/94)
       1999 year-to-date return (2 months): 1.11%
       1998 annual return: 5.16%
       1997 annual return: 14.72%
       1996 annual return: 9.72%
       1995 annual return: 8.76%
       1994 annual return: (3.80)%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                       CAPSULE C

                     ALLIED IRISH CAPITAL MANAGEMENT, LTD.
                              EQUITY INDEX PROGRAM

        Name of CTA: Allied Irish Capital Management, Ltd.
       Name of program: Equity Index Program
       Inception of trading by CTA: November 1993
       Inception of trading in program: March 1994
       Number of open accounts: 2
       Aggregate assets overall: $1,397,600,000
       Aggregate assets in program: $4,000,000
       Largest monthly drawdown: (2.84)%--(7/97)
       Worst peak-to-valley drawdown: (3.82)%--(6/97-7/97)
       1999 year-to-date return (2 months): 0.23%
       1998 annual return: 10.12%
       1997 annual return: 6.42%
       1996 annual return: 8.25%
       1995 annual return: 3.37%
       1994 annual return (10 months): 0.20%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

FOOTNOTES TO AICM CAPSULES A, B AND C PERFORMANCE SUMMARIES

    "Inception of trading by CTA" is the date on which AICM began trading client accounts.

    "Inception of trading in program" is the date on which AICM began trading client accounts pursuant to the program shown.

    "Number of open accounts" is the number of accounts directed by AICM pursuant to the program shown as of February 28, 1999.

    "Aggregate assets overall" is the aggregate amount of assets in non-proprietary accounts under the management of AICM as of February 28, 1999 and includes notional equity. Notional equity represents the additional amount of equity that exceeds the amount of equity actually committed to AICM for management.

    "Aggregate assets in program" is the aggregate amount of assets in the program specified as of February 28, 1999 and includes notional equity.

    "Largest monthly drawdown" is the largest loss experienced by a single account in the program in any calendar month during the most recent five calendar years and year-to-date expressed as a percentage of the total equity in the account and includes the month and year of such drawdown.

    "Worst peak-to-valley drawdown" is the largest calendar month to calendar month loss experienced by a single account in the program during the most recent five calendar years and year-to-date expressed as a percentage of total equity in the account and includes the months and years in which it occurred. For example, a worst peak-to-valley drawdown in an account of "(10)%-(1/95-8/95)" means that the peak-to-valley drawdown was 10% and lasted from January 1995 to August 1995.

    "Annual and year-to-date return" is computed on a compounded monthly basis assuming reinvestment of accrued profits. Rate of Return is computed by reference to total equity in the program. These numbers represent the composite performance of all accounts in the program, not the performance of any specific account.

MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.


    THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION RELATING TO THE INDIVIDUAL PRINCIPALS OF RXR ON PAGE 78.



    Mr. Rutherford R. Romaine is no longer a principal of RXR.



    THE FOLLOWING INFORMATION UPDATES THE INFORMATION RELATING TO ASSETS UNDER MANAGEMENT BY RXR UNDER "THE TRADING ADVISORS--DEAN WITTER SPECTRUM GLOBAL BALANCED L.P." ON PAGE 79.


    As of February 28, 1999, RXR was managing approximately $289 million of client assets pursuant to its Balanced Portfolio Program, and approximately $296 million pursuant to all of its programs ("notional funds" excluded).


                               CERTAIN LITIGATION



    THE FOLLOWING SENTENCE IS ADDED TO THE SECOND FULL PARAGRAPH UNDER "CERTAIN LITIGATION" ON PAGE 83.



    On April 12, 1999 the defendants also filed a motion in the California action to oppose certification by the court of the class in the California litigation.

                              POTENTIAL ADVANTAGES

    THE FOLLOWING TABLE UPDATES AND REPLACES THE TABLE UNDER "POTENTIAL ADVANTAGES--ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME" ON PAGE 104. THE NOTES ON PAGES 104-105 ARE AN INTEGRAL PART OF THE FOLLOWING TABLE.

               ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

                                    U.S. TREASURY                                                                 PUBLIC
                                    BONDS (LEHMAN     U.S. CORPORATE                                              MANAGED
                                      BROTHERS             BONDS        INT'L STOCKS          MANAGED          FUTURES FUNDS
                      STOCKS          TREASURY        (SALOMON CORP.     (MSCI EAFE      FUTURES (BARCLAY       (MAR PUBLIC
                     (S&P 500)       BOND INDEX)        BOND INDEX)        INDEX)           CTA INDEX)          FUND INDEX)
                   -------------  -----------------  -----------------  -------------  ---------------------  ---------------
                         %                %                  %                %                  %                   %
1981.............         (5.0)             1.1               (1.2)            (1.0)              23.9                 N/A
1982.............         21.6             41.1               42.5             (0.9)              16.7                 N/A
1983.............         22.5              1.8                6.3             24.6               23.8                 N/A
1984.............          6.2             14.7               16.8              7.9                8.7                 1.4
1985.............         31.7             32.0               30.1             56.7               25.5                21.9
1986.............         18.6             24.2               19.9             70.0                3.8               (14.4)
1987.............          5.2             (2.7)              (0.2)            24.9               57.3                43.1
1988.............         16.5              9.1               10.7             28.6               21.8                 7.3
1989.............         31.6             18.9               16.2             10.8                1.8                 4.7
1990.............         (3.1)             4.6                6.8            (23.2)              21.0                14.2
1991.............         30.4             17.9               19.9             12.5                3.7                10.0
1992.............          7.6              7.8                9.4            (11.8)              (0.9)               (1.4)
1993.............         10.1             16.4               13.2             32.9               10.4                10.7
1994.............          1.3             (6.9)              (5.8)             8.1               (0.7)               (7.7)
1995.............         37.5             30.7               27.2             11.5               13.7                13.9
1996.............         23.0             (0.4)               1.3              6.4                9.1                 9.8
1997.............         33.4             14.9               11.6              2.1               10.9                 7.6
1998.............         28.6             13.5               12.5             20.3                7.0                (0.3)
1999*............          0.9             (4.1)              (2.8)            (2.6)               1.5                 7.9

------------------------

*  1999 returns are as of February 28, 1999.

THE FOLLOWING CHART UPDATES AND REPLACES THE CHART UNDER "POTENTIAL
  ADVANTAGES--MANAGED FUTURES VS. STOCKS" ON PAGE 106.

    The following chart was prepared by the General Partner to illustrate the performance of managed futures against that of stocks from January 1982 through February 1999, using the recognized market indices of each asset. The Notes on page 107 are an integral part of the following chart.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              MANAGED FUTURES VS. STOCKS
12-Month Holding Period erformance
                                                           S&P 500 Index       BARCLAY'S CTA INDEX
                                                                (STOCKS)         (MANAGED FUTURES)
Dec-81                                                            -4.93%                    23.90%
Jan-82                                                            -2.05%                    19.68%
Feb-82                                                            -9.17%                    22.38%
Mar-82                                                           -13.10%                    36.81%
Apr-82                                                            -7.44%                    34.16%
May-82                                                           -10.76%                    33.64%
Jun-82                                                           -11.57%                    22.58%
Jul-82                                                           -13.25%                    14.52%
Aug-82                                                             3.33%                    15.91%
Sep-82                                                             9.96%                    30.14%
Oct-82                                                            16.32%                    29.02%
Nov-82                                                            16.21%                    14.97%
Dec-82                                                            21.45%                    16.68%
Jan-83                                                            27.61%                    35.84%
Feb-83                                                            38.28%                    19.89%
Mar-83                                                            44.12%                    13.97%
Apr-83                                                            48.81%                    13.88%
May-83                                                            52.66%                    21.23%
Jun-83                                                            61.03%                     3.85%
Jul-83                                                            59.06%                    17.83%
Aug-83                                                            43.89%                    23.21%
Sep-83                                                            44.04%                    12.85%
Oct-83                                                            27.76%                    18.58%
Nov-83                                                            25.43%                    19.50%
Dec-83                                                            22.47%                    23.75%
Jan-84                                                            17.39%                     6.22%
Feb-84                                                            10.74%                    15.67%
Mar-84                                                             8.71%                    15.59%
Apr-84                                                             1.66%                    13.59%
May-84                                                            -3.16%                     7.70%
Jun-84                                                            -4.84%                     6.16%
Jul-84                                                            -3.08%                    24.90%
Aug-84                                                             5.99%                     5.36%
Sep-84                                                             4.63%                     9.35%
Oct-84                                                             6.22%                     2.87%
Nov-84                                                             2.89%                     4.15%
Dec-84                                                             6.10%                     8.74%
Jan-85                                                            15.06%                     9.78%
Feb-85                                                            20.67%                    16.02%
Mar-85                                                            18.65%                    12.57%
Apr-85                                                            17.48%                    13.21%
May-85                                                            31.66%                    10.18%
Jun-85                                                            31.02%                    16.27%
Jul-85                                                            32.48%                     9.21%
Aug-85                                                            18.28%                    16.78%
Sep-85                                                            14.61%                     3.67%
Oct-85                                                            19.40%                    15.37%
Nov-85                                                            29.06%                    24.49%
Dec-85                                                            31.83%                    25.50%
Jan-86                                                            22.90%                    24.64%
Feb-86                                                            30.55%                    35.92%
Mar-86                                                            37.73%                    45.10%
Apr-86                                                            36.35%                    38.81%
May-86                                                            35.70%                    31.60%
Jun-86                                                            35.84%                    36.26%
Jul-86                                                            28.36%                    23.46%
Aug-86                                                            39.11%                    31.90%
Sep-86                                                            31.64%                    34.95%
Oct-86                                                            33.15%                    21.01%
Nov-86                                                            27.55%                    13.05%
Dec-86                                                            18.54%                     3.82%
Jan-87                                                            33.88%                    12.63%
Feb-87                                                            29.39%                    -0.72%
Mar-87                                                            26.08%                    -2.84%
Apr-87                                                            26.34%                    26.48%
May-87                                                            20.94%                    29.26%
Jun-87                                                            24.86%                    26.93%
Jul-87                                                            39.02%                    28.75%
Aug-87                                                            34.23%                    20.42%
Sep-87                                                            43.16%                    28.42%
Oct-87                                                             6.22%                    34.78%
Nov-87                                                            -4.78%                    49.66%
Dec-87                                                             5.20%                    57.27%
Jan-88                                                            -3.33%                    39.63%
Feb-88                                                            -2.77%                    39.76%
Mar-88                                                            -8.35%                    30.57%
Apr-88                                                            -6.41%                     2.74%
May-88                                                            -6.59%                    13.99%
Jun-88                                                            -6.95%                    50.09%
Jul-88                                                           -11.73%                    31.52%
Aug-88                                                           -17.94%                    34.50%
Sep-88                                                           -12.49%                    34.61%
Oct-88                                                            14.71%                    36.00%
Nov-88                                                            22.96%                    28.51%
Dec-88                                                            16.33%                    21.76%
Jan-89                                                            19.79%                    25.93%
Feb-89                                                            11.65%                    20.71%
Mar-89                                                            17.87%                    29.56%
Apr-89                                                            22.64%                    31.52%
May-89                                                            26.54%                    35.10%
Jun-89                                                            20.37%                     7.40%
Jul-89                                                            31.72%                    15.00%
Aug-89                                                            39.10%                     7.71%
Sep-89                                                            32.83%                     3.61%
Oct-89                                                            26.12%                    -3.91%
Nov-89                                                            30.61%                    -4.21%
Dec-89                                                            31.37%                     1.80%
Jan-90                                                            14.25%                     1.86%
Feb-90                                                            18.59%                     6.36%
Mar-90                                                            18.94%                     5.71%
Apr-90                                                            10.24%                    13.34%
May-90                                                            16.29%                    -4.29%
Jun-90                                                            16.18%                    -4.34%
Jul-90                                                             6.27%                     2.83%
Aug-90                                                            -5.11%                    16.50%
Sep-90                                                            -9.30%                    23.49%
Oct-90                                                            -7.44%                    32.87%
Nov-90                                                            -3.44%                    29.27%
Dec-90                                                            -3.07%                    21.02%
Jan-91                                                             8.45%                    13.35%
Feb-91                                                            14.78%                    11.53%
Mar-91                                                            14.56%                    12.89%
Apr-91                                                            17.73%                     5.95%
May-91                                                            11.92%                    10.30%
Jun-91                                                             7.53%                    11.85%
Jul-91                                                            12.92%                     2.34%
Aug-91                                                            26.95%                    -5.91%
Sep-91                                                            31.09%                    -5.97%
Oct-91                                                            33.32%                    -7.88%
Nov-91                                                            20.28%                    -7.21%
Dec-91                                                            30.34%                     3.73%
Jan-92                                                            22.61%                     4.13%
Feb-92                                                            15.96%                     2.26%
Mar-92                                                            10.99%                    -3.71%
Apr-92                                                            13.97%                    -2.64%
May-92                                                             9.81%                    -1.77%
Jun-92                                                            13.26%                    -0.07%
Jul-92                                                            12.61%                     7.86%
Aug-92                                                             7.77%                    12.50%
Sep-92                                                            10.94%                     7.76%
Oct-92                                                             9.96%                     8.96%
Nov-92                                                            18.44%                     9.97%
Dec-92                                                             7.71%                    -0.91%
Jan-93                                                            10.55%                     1.91%
Feb-93                                                            10.66%                    10.36%
Mar-93                                                            15.18%                    11.84%
Apr-93                                                             9.25%                    16.34%
May-93                                                            11.65%                    17.93%
Jun-93                                                            13.69%                    14.02%
Jul-93                                                             8.78%                    13.36%
Aug-93                                                            15.34%                     7.37%
Sep-93                                                            13.06%                     8.20%
Oct-93                                                            14.97%                     7.37%
Nov-93                                                            10.07%                     6.26%
Dec-93                                                             9.97%                    10.37%
Jan-94                                                            12.80%                     8.69%
Feb-94                                                             8.23%                     1.57%
Mar-94                                                             1.45%                     4.16%
Apr-94                                                             5.29%                    -0.86%
May-94                                                             4.26%                     1.27%
Jun-94                                                             1.46%                     2.79%
Jul-94                                                             5.22%                    -1.92%
Aug-94                                                             5.53%                    -1.92%
Sep-94                                                             3.72%                     0.59%
Oct-94                                                             3.82%                     1.25%
Nov-94                                                             1.09%                     2.80%
Dec-94                                                             1.39%                    -0.65%
Jan-95                                                             0.61%                     0.90%
Feb-95                                                             7.44%                     5.85%
Mar-95                                                            15.63%                    10.41%
Apr-95                                                            17.46%                    13.71%
May-95                                                            20.24%                    11.20%
Jun-95                                                            26.03%                     7.09%
Jul-95                                                            26.03%                     6.88%
Aug-95                                                            21.42%                    12.88%
Sep-95                                                            29.76%                    10.86%
Oct-95                                                            26.47%                    10.74%
Nov-95                                                            36.97%                    10.05%
Dec-95                                                            37.51%                    13.64%
Jan-96                                                            38.58%                    18.77%
Feb-96                                                            34.71%                     9.38%
Mar-96                                                            32.10%                     3.39%
Apr-96                                                            30.17%                     8.28%
May-96                                                            28.42%                     5.62%
Jun-96                                                            26.03%                     6.63%
Jul-96                                                            16.53%                     6.19%
Aug-96                                                            18.74%                     2.92%
Sep-96                                                            20.33%                     5.35%
Oct-96                                                            24.07%                    11.17%
Nov-96                                                            27.88%                    13.84%
Dec-96                                                            22.98%                     9.12%
Jan-97                                                            26.19%                    10.42%
Feb-97                                                            26.07%                    20.00%
Mar-97                                                            19.70%                    18.59%
Apr-97                                                            25.01%                    10.37%
May-97                                                            29.40%                    12.94%
Jun-97                                                            34.68%                    13.43%
Jul-97                                                            52.15%                    21.88%
Aug-97                                                            40.68%                    17.97%
Sep-97                                                            40.55%                    16.58%
Oct-97                                                            32.21%                     8.74%
Nov-97                                                            28.64%                     6.59%
Dec-97                                                            33.50%                    10.89%
Jan-98                                                            27.09%                     7.40%
Feb-98                                                            35.15%                     2.73%
Mar-98                                                            48.12%                     3.90%
Apr-98                                                            41.13%                     1.77%
May-98                                                            30.76%                     2.26%
Jun-98                                                            30.26%                     2.54%
Jul-98                                                            19.28%                    -3.21%
Aug-98                                                             8.04%                     6.76%
Sep-98                                                             8.97%                     9.05%
Oct-98                                                            21.85%                    10.04%
Nov-98                                                            23.60%                     7.29%
Dec 98                                                            28.58%                     7.01%
Jan 99                                                            32.52%                     4.87%
Feb 99                                                            19.79%                     9.03%
DATA: DECEMBER 1981 - FEBRUARY 1999
(See accompanying Notes on page 107 of the Prospectus)

THE FOLLOWING CHART UPDATES AND REPLACES THE CHART UNDER "POTENTIAL
  ADVANTAGES--IMPROVED PORTFOLIO EFFICIENCY ON PAGE 107.

    The following chart was prepared by the General Partner to illustrate the risk/return characteristics of a portfolio consisting of different combinations of domestic stocks, corporate bonds, international equitios and/or managed futures, based on the performance of recognized market indices of each asset over the period January 1981--February 28, 1999. The Notes on page 108 are an integral part of the following chart.

                         IMPROVED PORTFOLIO EFFICIENCY
                       JANUARY 1981 THROUGH FEBRUARY 1999
              STOCKS/BONDS/INTERNATIONAL EQUITIES/MANAGED FUTURES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                       STANDARD DEVIIATION    AVERAGE MONTHLY ROR
100% Stocks (S&P 500 INDEX)                                         4.2955%                 1.3947%
100% Bonds (Salomon Corp. Bond Index)                               2.6774%                 1.0073%
100% InternationalStocks (MSCI EAFE INDEX)                          5.0799%                 1.1741%
100% Managed Futures (Barclay CTA Index)                            5.0860%                 1.1864%
50% Stocks/50% Bonds                                                2.9469%                 1.2010%
50% Stocks/30% Bonds/10%Int'l Eqs./10% Mgd. Futures                 2.8981%                 1.2356%
Standard Deviation of Monthly Returns

                                    EXPERTS

    THE FOLLOWING INFORMATION REPLACES THE INFORMATION UNDER "EXPERTS" ON PAGE 111.

    The financial statements of Dean Witter Spectrum Global Balanced L.P., Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., and Dean Witter Spectrum Select L.P. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, and the statements of financial condition of the General Partner as of November 30, 1998 and 1997 included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for DWR.

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
    Dean Witter Spectrum Global Balanced L.P.,
    Dean Witter Spectrum Select L.P.
    Dean Witter Spectrum Strategic L.P.,
    Dean Witter Spectrum Technical L.P.,

We have audited the accompanying statements of financial condition of Dean Witter Spectrum Global Balanced L.P., Dean Witter Spectrum Select L.P., Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Technical L.P. (collectively, the "Partnerships") as of December 31, 1998 and 1997 and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Dean Witter Spectrum Global Balanced L.P., Dean Witter Spectrum Select L.P., Dean Witter Spectrum Strategic L.P., and Dean Witter Spectrum Technical L.P. at December 31, 1998 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

February 15, 1999
(March 4, 1999 as to Note 6)
New York, New York

                   DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                                              DECEMBER 31,
                                                                                      ----------------------------
                                                                                          1998           1997
                                                                                      -------------  -------------
                                                                                            $              $
ASSETS
Equity in futures interests trading accounts:
  Cash                                                                                   43,020,361     24,954,956
  Net unrealized gain on open contracts                                                   1,967,187        681,559
  Net option premiums                                                                      --             (458,150)
                                                                                      -------------  -------------
    Total Trading Equity                                                                 44,987,548     25,178,365
Subscriptions receivable                                                                  1,163,097        625,710
Interest receivable (DWR)                                                                   167,141        118,949
                                                                                      -------------  -------------
    Total Assets                                                                         46,317,786     25,923,024
                                                                                      -------------  -------------
                                                                                      -------------  -------------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued brokerage fees (DWR)                                                                169,841         99,762
Redemptions payable                                                                         118,190        114,576
Incentive fees payable                                                                       69,730       --
Accrued management fee                                                                       46,153         25,450
                                                                                      -------------  -------------
    Total Liabilities                                                                       403,914        239,788
                                                                                      -------------  -------------
PARTNERS' CAPITAL
Limited Partners (2,836,946.985 and 1,849,054.344 Units, respectively)                   45,399,750     25,418,875
General Partner (32,126.520 and 19,230.497 Units, respectively)                             514,122        264,361
                                                                                      -------------  -------------
    Total Partners' Capital                                                              45,913,872     25,683,236
                                                                                      -------------  -------------
    Total Liabilities and Partners' Capital                                              46,317,786     25,923,024
                                                                                      -------------  -------------
                                                                                      -------------  -------------
NET ASSET VALUE PER UNIT                                                                      16.00          13.75
                                                                                      -------------  -------------
                                                                                      -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                        DEAN WITTER SPECTRUM SELECT L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                                            DECEMBER 31,
                                                                                   ------------------------------
                                                                                        1998            1997
                                                                                   --------------  --------------
                                                                                         $               $
ASSETS
Equity in futures interests trading accounts:
  Cash                                                                                187,619,419     158,178,925
  Net unrealized gain on open contracts                                                 8,435,054       9,627,161
                                                                                   --------------  --------------
    Total Trading Equity                                                              196,054,473     167,806,086
Subscriptions receivable                                                                6,021,707        --
Interest receivable (DWR)                                                                 591,858         638,204
Due from DWR                                                                             --             1,097,517
                                                                                   --------------  --------------
    Total Assets                                                                      202,668,038     169,541,807
                                                                                   --------------  --------------
                                                                                   --------------  --------------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued brokerage fees (DWR)                                                            1,164,344        --
Redemptions payable                                                                       939,381       2,272,314
Accrued management fees                                                                   481,797         423,673
Accrued administrative expenses                                                          --                72,499
                                                                                   --------------  --------------
    Total Liabilities                                                                   2,585,522       2,768,486
                                                                                   --------------  --------------
PARTNERS' CAPITAL
Limited Partners (8,274,690.051 and 7,867,474.900 Units, respectively)                196,915,644     163,999,307
General Partner (133,076.700 Units)                                                     3,166,872       2,774,014
                                                                                   --------------  --------------
    Total Partners' Capital                                                           200,082,516     166,773,321
                                                                                   --------------  --------------
    Total Liabilities and Partners' Capital                                           202,668,038     169,541,807
                                                                                   --------------  --------------
                                                                                   --------------  --------------
NET ASSET VALUE PER UNIT                                                                    23.80           20.85
                                                                                   --------------  --------------
                                                                                   --------------  --------------

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM STRATEGIC L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                                              DECEMBER 31,
                                                                                      ----------------------------
                                                                                          1998           1997
                                                                                      -------------  -------------
                                                                                            $              $
ASSETS
Equity in futures interests trading accounts:
  Cash                                                                                   63,919,054     57,104,003
  Net unrealized gain on open contracts                                                   5,299,335      2,527,613
  Net option premiums                                                                       225,646        322,123
                                                                                      -------------  -------------
    Total Trading Equity                                                                 69,444,035     59,953,739
Subscriptions receivable                                                                  1,796,051        833,259
Interest receivable (DWR)                                                                   205,247        223,045
                                                                                      -------------  -------------
    Total Assets                                                                         71,445,333     61,010,043
                                                                                      -------------  -------------
                                                                                      -------------  -------------

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued brokerage fees (DWR)                                                                405,606        360,041
Redemptions payable                                                                         398,976      1,366,164
Accrued management fees                                                                     218,976        188,257
                                                                                      -------------  -------------
    Total Liabilities                                                                     1,023,558      1,914,462
                                                                                      -------------  -------------
PARTNERS' CAPITAL
Limited Partners (6,031,262.407 and 5,460,628.572 Units, respectively)                   69,671,636     58,482,349
General Partner (64,937.294 and 57,258.883 Units, respectively)                             750,139        613,232
                                                                                      -------------  -------------
    Total Partners' Capital                                                              70,421,775     59,095,581
                                                                                      -------------  -------------
    Total Liabilities and Partners' Capital                                              71,445,333     61,010,043
                                                                                      -------------  -------------
                                                                                      -------------  -------------
NET ASSET VALUE PER UNIT                                                                      11.55          10.71
                                                                                      -------------  -------------
                                                                                      -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM TECHNICAL L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                                            DECEMBER 31,
                                                                                   ------------------------------
                                                                                        1998            1997
                                                                                   --------------  --------------
                                                                                         $               $
ASSETS
Equity in futures interests trading accounts:
  Cash                                                                                235,044,325     168,849,922
  Net unrealized gain on open contracts                                                18,909,268      12,296,712
                                                                                   --------------  --------------
    Total Trading Equity                                                              253,953,593     181,146,634
Subscriptions receivable                                                                4,002,633       2,965,621
Interest receivable (DWR)                                                                 717,685         657,562
                                                                                   --------------  --------------
    Total Assets                                                                      258,673,911     184,769,817
                                                                                   --------------  --------------
                                                                                   --------------  --------------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued brokerage fees (DWR)                                                            1,439,151       1,097,194
Redemptions payable                                                                     1,339,311       1,009,230
Accrued management fees                                                                   794,015         573,696
Incentive fees payable                                                                   --               139,190
                                                                                   --------------  --------------
    Total Liabilities                                                                   3,572,477       2,819,310
                                                                                   --------------  --------------
PARTNERS' CAPITAL
Limited Partners (15,660,041.764 and 12,308,185.227 Units, respectively)              252,455,045     180,099,271
General Partner (164,158.204 and 126,515.511 Units, respectively)                       2,646,389       1,851,236
                                                                                   --------------  --------------
    Total Partners' Capital                                                           255,101,434     181,950,507
                                                                                   --------------  --------------
    Total Liabilities and Partners' Capital                                           258,673,911     184,769,817
                                                                                   --------------  --------------
                                                                                   --------------  --------------
NET ASSET VALUE PER UNIT                                                                    16.12           14.63
                                                                                   --------------  --------------
                                                                                   --------------  --------------

   The accompanying notes are an integral part of these financial statements.

                   DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.

                            STATEMENTS OF OPERATIONS

                                                                                    FOR THE YEARS ENDED
                                                                                       DECEMBER 31,
                                                                           -------------------------------------
                                                                              1998         1997         1996
                                                                           -----------  -----------  -----------

                                                                                $            $            $
REVENUES
Trading Profit (Loss):
  Realized                                                                   5,113,920    3,683,460      177,564
  Net change in unrealized                                                   1,285,628      464,966     (175,835)
                                                                           -----------  -----------  -----------
    Total Trading Results                                                    6,399,548    4,148,426        1,729
Interest income (DWR)                                                        1,642,542    1,145,033      891,897
                                                                           -----------  -----------  -----------
    Total Revenues                                                           8,042,090    5,293,459      893,626
                                                                           -----------  -----------  -----------
EXPENSES
Brokerage fees (DWR)                                                         1,591,467    1,124,531    1,030,310
Incentive fees                                                                 449,775      300,250      --
Management fees                                                                422,960      269,162      221,282
                                                                           -----------  -----------  -----------
    Total Expenses                                                           2,464,202    1,693,943    1,251,592
                                                                           -----------  -----------  -----------
NET INCOME (LOSS)                                                            5,577,888    3,599,516     (357,966)
                                                                           -----------  -----------  -----------
                                                                           -----------  -----------  -----------
Net Income (Loss) Allocation:
Limited Partners                                                             5,518,127    3,561,537     (354,537)
General Partner                                                                 59,761       37,979       (3,429)

Net Income (Loss) per Unit:
Limited Partners                                                                  2.25         2.12         (.44)
General Partner                                                                   2.25         2.12         (.44)

   The accompanying notes are an integral part of these financial statements.

                        DEAN WITTER SPECTRUM SELECT L.P.

                            STATEMENTS OF OPERATIONS

                                                                FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                        -----------------------------------
                                                           1998        1997        1996
                                                        ----------  ----------  -----------
                                                            $           $            $
REVENUES
Trading Profit (Loss):
  Realized                                              36,087,729  15,940,851   26,876,393
  Net change in unrealized                              (1,192,107)  3,149,167  (10,950,217)
                                                        ----------  ----------  -----------
    Total Trading Results                               34,895,622  19,090,018   15,926,176
Interest income (DWR)                                    6,883,110   7,405,511    6,120,347
                                                        ----------  ----------  -----------
    Total Revenues                                      41,778,732  26,495,529   22,046,523
                                                        ----------  ----------  -----------
EXPENSES
Brokerage fees (DWR)                                    11,360,166   9,777,851   10,641,478
Management fees                                          5,202,158   5,239,533    4,583,197
Incentive fees                                           1,832,021      49,989      175,796
Transaction fees and costs                                 625,327   1,370,439    1,104,011
Administrative expenses                                     64,000     114,000      128,000
                                                        ----------  ----------  -----------
    Total Expenses                                      19,083,672  16,551,812   16,632,482
                                                        ----------  ----------  -----------
NET INCOME                                              22,695,060   9,943,717    5,414,041
                                                        ----------  ----------  -----------
                                                        ----------  ----------  -----------
Net Income Allocation:
Limited Partners                                        22,302,202   9,781,168    5,283,411
General Partner                                            392,858     162,549      130,630

Net Income per Unit:
Limited Partners                                              2.95        1.22          .98
General Partner                                               2.95        1.22          .98

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM STRATEGIC L.P.

                            STATEMENTS OF OPERATIONS

                                                                                   FOR THE YEARS ENDED
                                                                                      DECEMBER 31,
                                                                        -----------------------------------------
                                                                            1998           1997          1996
                                                                        -------------  ------------  ------------

                                                                              $             $             $
REVENUES
Trading Profit (Loss):
  Realized                                                                  7,945,575     1,297,824     4,980,402
  Net change in unrealized                                                  2,771,722     2,387,258    (1,679,048)
                                                                        -------------  ------------  ------------
    Total Trading Results                                                  10,717,297     3,685,082     3,301,354
Interest income (DWR)                                                       2,379,478     2,304,248     1,604,026
                                                                        -------------  ------------  ------------
    Total Revenues                                                         13,096,775     5,989,330     4,905,380
                                                                        -------------  ------------  ------------
EXPENSES
Brokerage fees (DWR)                                                        4,402,540     4,414,327     3,398,205
Management fees                                                             2,342,447     2,212,788     1,587,213
Incentive fees                                                              1,336,693       427,094       726,825
                                                                        -------------  ------------  ------------
    Total Expenses                                                          8,081,680     7,054,209     5,712,243
                                                                        -------------  ------------  ------------
NET INCOME (LOSS)                                                           5,015,095    (1,064,879)     (806,863)
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
Net Income (Loss) Allocation:
Limited Partners                                                            4,958,188    (1,054,657)     (799,980)
General Partner                                                                56,907       (10,222)       (6,883)

Net Income (Loss) per Unit:
Limited Partners                                                                  .84          0.04          (.39)
General Partner                                                                   .84          0.04          (.39)

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM TECHNICAL L.P.

                            STATEMENTS OF OPERATIONS

                                                                                  FOR THE YEARS ENDED
                                                                                     DECEMBER 31,
                                                                      -------------------------------------------
                                                                          1998           1997           1996
                                                                      -------------  -------------  -------------

                                                                            $              $              $
REVENUES
Trading Profit (Loss):
  Realized                                                               35,224,194     13,777,460     26,334,748
  Net change in unrealized                                                6,612,556      9,762,823     (1,552,659)
                                                                      -------------  -------------  -------------
    Total Trading Results                                                41,836,750     23,540,283     24,782,089
Interest income (DWR)                                                     8,103,423      5,987,304      3,242,977
                                                                      -------------  -------------  -------------
    Total Revenues                                                       49,940,173     29,527,587     28,025,066
                                                                      -------------  -------------  -------------
EXPENSES
Brokerage fees (DWR)                                                     15,543,787     11,617,770      6,997,531
Management fees                                                           8,403,764      5,832,758      3,273,649
Incentive fees                                                            3,191,252        369,975      1,852,569
                                                                      -------------  -------------  -------------
    Total Expenses                                                       27,138,803     17,820,503     12,123,749
                                                                      -------------  -------------  -------------
NET INCOME                                                               22,801,370     11,707,084     15,901,317
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Net Income Allocation:
  Limited Partners                                                       22,571,217     11,589,197     15,737,852
  General Partner                                                           230,153        117,887        163,465

Net Income per Unit:
  Limited Partners                                                             1.49           1.02           2.11
  General Partner                                                              1.49           1.02           2.11

   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER SPECTRUM SERIES

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                        UNITS OF
                                       PARTNERSHIP      LIMITED      GENERAL
                                        INTEREST        PARTNERS     PARTNER       TOTAL
                                     ---------------  ------------  ----------  ------------
                                                           $            $            $
DEAN WITTER SPECTRUM GLOBAL
BALANCED L.P.
Partners' Capital, December 31,
1995                                   1,222,168.050    14,604,689     149,811    14,754,500
Offering of Units                        647,218.304     7,199,621      60,000     7,259,621
Net Loss                                   --             (354,537)     (3,429)     (357,966)
Redemptions                             (260,277.423)   (2,949,900)     --        (2,949,900)
                                     ---------------  ------------  ----------  ------------
Partners' Capital, December 31,
1996                                   1,609,108.931    18,499,873     206,382    18,706,255
Offering of Units                        505,325.179     6,507,261      20,000     6,527,261
Net Income                                 --            3,561,537      37,979     3,599,516
Redemptions                             (246,149.269)   (3,149,796)     --        (3,149,796)
                                     ---------------  ------------  ----------  ------------
Partners' Capital, December 31,
1997                                   1,868,284.841    25,418,875     264,361    25,683,236
Offering of Units                      1,205,176.553    17,447,965     190,000    17,637,965
Net Income                                 --            5,518,127      59,761     5,577,888
Redemptions                             (204,387.889)   (2,985,217)     --        (2,985,217)
                                     ---------------  ------------  ----------  ------------
Partners' Capital, December 31,
1998                                   2,869,073.505    45,399,750     514,122    45,913,872
                                     ---------------  ------------  ----------  ------------
                                     ---------------  ------------  ----------  ------------


                                        UNITS OF
                                       PARTNERSHIP      LIMITED      GENERAL
                                        INTEREST        PARTNERS     PARTNER       TOTAL
                                     ---------------  ------------  ----------  ------------
                                                           $            $            $
DEAN WITTER SPECTRUM SELECT L.P.
Partners' Capital, December 31,
1995                                   9,464,913.400   173,965,425   2,480,835   176,446,260
Offering of Units                        514,057.500    10,251,712      --        10,251,712
Net Income                                 --            5,283,411     130,630     5,414,041
Redemptions                           (1,632,643.200)  (28,325,728)     --       (28,325,728)
                                     ---------------  ------------  ----------  ------------
Partners' Capital, December 31,
1996                                   8,346,327.700   161,174,820   2,611,465   163,786,285
Offering of Units                        573,746.700    12,056,614      --        12,056,614
Net Income                                 --            9,781,168     162,549     9,943,717
Redemptions                             (919,522.800)  (19,013,295)     --       (19,013,295)
                                     ---------------  ------------  ----------  ------------
Partners' Capital, December 31,
1997                                   8,000,551.600   163,999,307   2,774,014   166,773,321
Offering of Units                      1,310,353.729    30,297,590      --        30,297,590
Net Income                                 --           22,302,202     392,858    22,695,060
Redemptions                             (903,138.578)  (19,683,455)     --       (19,683,455)
                                     ---------------  ------------  ----------  ------------
Partners' Capital, December 31,
1998                                   8,407,766.751   196,915,644   3,166,872   200,082,516
                                     ---------------  ------------  ----------  ------------
                                     ---------------  ------------  ----------  ------------

   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER SPECTRUM SERIES

            STATEMENTS OF CHANGES IN PARTNERS' CAPITAL--(CONCLUDED)

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                            UNITS OF
                                           PARTNERSHIP      LIMITED     GENERAL
                                            INTEREST       PARTNERS     PARTNER      TOTAL
                                         ---------------  -----------  ---------  -----------
                                                               $           $           $
DEAN WITTER SPECTRUM STRATEGIC L.P.
Partners' Capital, December 31, 1995       2,935,591.820   32,132,595    330,337   32,462,932
Offering of Units                          1,784,521.074   18,480,024    150,000   18,630,024
Net Loss                                       --            (799,980)    (6,883)    (806,863)
Redemptions                                 (491,011.043)  (5,167,216)    --       (5,167,216)
                                         ---------------  -----------  ---------  -----------
Partners' Capital, December 31, 1996       4,229,101.851   44,645,423    473,454   45,118,877
Offering of Units                          1,956,789.313   22,377,135    150,000   22,527,135
Net Loss                                       --          (1,054,657)   (10,222)  (1,064,879)
Redemptions                                 (668,003.709)  (7,485,552)    --       (7,485,552)
                                         ---------------  -----------  ---------  -----------
Partners' Capital, December 31, 1997       5,517,887.455   58,482,349    613,232   59,095,581
Offering of Units                          1,610,245.841   16,662,471     80,000   16,742,471
Net Income                                     --           4,958,188     56,907    5,015,095
Redemptions                               (1,031,933.595) (10,431,372)    --      (10,431,372)
                                         ---------------  -----------  ---------  -----------
Partners' Capital, December 31, 1998       6,096,199.701   69,671,636    750,139   70,421,775
                                         ---------------  -----------  ---------  -----------
                                         ---------------  -----------  ---------  -----------

                                                        UNITS OF
                                                      PARTNERSHIP         LIMITED       GENERAL
                                                        INTEREST          PARTNERS      PARTNER       TOTAL
                                                   ------------------  --------------  ---------  --------------
                                                                             $             $            $

DEAN WITTER SPECTRUM TECHNICAL L.P.
Partners' Capital, December 31, 1995                    5,157,457.408      58,726,495    599,884      59,326,379
Offering of Units                                       3,684,340.110      44,072,998    370,000      44,442,998
Net Income                                                 --              15,737,852    163,465      15,901,317
Redemptions                                              (541,628.284)     (6,685,065)    --          (6,685,065)
                                                   ------------------  --------------  ---------  --------------
Partners' Capital, December 31, 1996                    8,300,169.234     111,852,280  1,133,349     112,985,629
Offering of Units                                       5,034,287.188      69,082,458    600,000      69,682,458
Net Income                                                 --              11,589,197    117,887      11,707,084
Redemptions                                              (899,755.684)    (12,424,664)    --         (12,424,664)
                                                   ------------------  --------------  ---------  --------------
Partners' Capital, December 31, 1997                   12,434,700.738     180,099,271  1,851,236     181,950,507
Offering of Units                                       4,731,996.876      69,886,681    565,000      70,451,681
Net Income                                                 --              22,571,217    230,153      22,801,370
Redemptions                                            (1,342,497.646)    (20,102,124)    --         (20,102,124)
                                                   ------------------  --------------  ---------  --------------
Partners' Capital, December 31, 1998                   15,824,199.968     252,455,045  2,646,389     255,101,434
                                                   ------------------  --------------  ---------  --------------
                                                   ------------------  --------------  ---------  --------------

   The accompanying notes are an integral part of these financial statements.

                   DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.

                            STATEMENTS OF CASH FLOWS

                                                                               FOR THE YEARS ENDED
                                                                                  DECEMBER 31,
                                                                -------------------------------------------------
                                                                     1998             1997             1996
                                                                ---------------  ---------------  ---------------

                                                                       $                $                $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                     5,577,888        3,599,516         (357,966)
Noncash item included in net income (loss):
  Net change in unrealized trading profit                            (1,285,628)        (464,966)         175,835
(Increase) decrease in operating assets:
  Net option premiums                                                  (458,150)         458,150        --
  Interest receivable (DWR)                                             (48,192)         (33,466)         (24,354)
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (DWR)                                           70,079            7,615           25,474
  Incentive fees payable                                                 69,730        --                 (49,873)
  Accrued management fees                                                20,703            4,507            7,053
                                                                ---------------  ---------------  ---------------
Net cash provided by (used for) operating activities                  3,946,430        3,571,356         (223,831)
                                                                ---------------  ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units                                                    17,637,965        6,527,261        7,259,621
(Increase) decrease in subscriptions receivable                        (537,387)        (434,141)         869,488
Increase (decrease) in redemptions payable                                3,614         (686,849)         762,679
Redemptions of Units                                                 (2,985,217)      (3,149,796)      (2,949,900)
                                                                ---------------  ---------------  ---------------
Net cash provided by financing activities                            14,118,975        2,256,475        5,941,888
                                                                ---------------  ---------------  ---------------

Net increase in cash                                                 18,065,405        5,827,831        5,718,057
Balance at beginning of period                                       24,954,956       19,127,125       13,409,068
                                                                ---------------  ---------------  ---------------
Balance at end of period                                             43,020,361       24,954,956       19,127,125
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------

   The accompanying notes are an integral part of these financial statements.

                        DEAN WITTER SPECTRUM SELECT L.P.

                            STATEMENTS OF CASH FLOWS

                                                                               FOR THE YEARS ENDED
                                                                                  DECEMBER 31,
                                                                -------------------------------------------------
                                                                     1998             1997             1996
                                                                ---------------  ---------------  ---------------

                                                                       $                $                $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                           22,695,060        9,943,717        5,414,041
Noncash item included in net income:
  Net change in unrealized trading profit                             1,192,107       (3,149,167)      10,950,217
(Increase) decrease in operating assets:
  Net option premiums                                                 --                  18,205           (1,185)
  Interest receivable (DWR)                                              46,346         (105,144)          59,297
  Due from DWR                                                        1,097,517         (688,191)        (236,577)
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (DWR)                                        1,164,344         (491,315)        (173,003)
  Accrued management fees                                                58,124           19,815          (42,247)
  Accrued administrative expenses                                       (72,499)         (50,844)         (40,924)
  Incentive fees payable                                              --                (348,459)         348,459
  Accrued transaction fees and costs                                  --                 (64,595)          (6,097)
                                                                ---------------  ---------------  ---------------
Net cash provided by operating activities                            26,180,999        5,084,022       16,271,981
                                                                ---------------  ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units                                                    30,297,590       12,056,614       10,251,712
(Increase) decrease in subscriptions receivable                      (6,021,707)       5,365,420       (5,365,420)
Increase (decrease) in redemptions payable                           (1,332,933)         (97,843)         818,800
Redemptions of Units                                                (19,683,455)     (19,013,295)     (28,325,728)
                                                                ---------------  ---------------  ---------------
Net cash provided by (used for) financing activities                  3,259,495       (1,689,104)     (22,620,636)
                                                                ---------------  ---------------  ---------------

Net increase (decrease) in cash                                      29,440,494        3,394,918       (6,348,655)
Balance at beginning of period                                      158,178,925      154,784,007      161,132,662
                                                                ---------------  ---------------  ---------------
Balance at end of period                                            187,619,419      158,178,925      154,784,007
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM STRATEGIC L.P.

                            STATEMENTS OF CASH FLOWS

                                                                                  FOR THE YEARS ENDED
                                                                                      DECEMBER 31,
                                                                      --------------------------------------------
                                                                           1998           1997           1996
                                                                      --------------  -------------  -------------

                                                                            $               $              $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                          5,015,095     (1,064,879)      (806,863)
Noncash item included in net income (loss):
  Net change in unrealized trading profit                                 (2,771,722)    (2,387,258)     1,679,048
(Increase) decrease in operating assets:
  Net option premiums                                                         96,477       (367,448)        25,452
  Interest receivable (DWR)                                                   17,798        (59,402)       (55,568)
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (DWR)                                                45,565         36,599        110,617
  Accrued management fee                                                      30,719         31,436         59,530
  Incentive fees payable                                                    --             --             (198,924)
                                                                      --------------  -------------  -------------
Net cash provided by (used for) operating activities                       2,433,932     (3,810,952)       813,292
                                                                      --------------  -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units                                                         16,742,471     22,527,135     18,630,024
(Increase) decrease in subscriptions receivable                             (962,792)          (168)       714,659
Increase (decrease) in redemptions payable                                  (967,188)      (124,372)     1,413,226
Redemptions of Units                                                     (10,431,372)    (7,485,552)    (5,167,216)
                                                                      --------------  -------------  -------------
Net cash provided by financing activities                                  4,381,119     14,917,043     15,590,693
                                                                      --------------  -------------  -------------

Net increase in cash                                                       6,815,051     11,106,091     16,403,985
Balance at beginning of period                                            57,104,003     45,997,912     29,593,927
                                                                      --------------  -------------  -------------
Balance at end of period                                                  63,919,054     57,104,003     45,997,912
                                                                      --------------  -------------  -------------
                                                                      --------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM TECHNICAL L.P.

                            STATEMENTS OF CASH FLOWS

                                                                               FOR THE YEARS ENDED
                                                                                   DECEMBER 31,
                                                                  ----------------------------------------------
                                                                       1998            1997            1996
                                                                  --------------  --------------  --------------

                                                                        $               $               $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                            22,801,370      11,707,084      15,901,317
Noncash item included in net income:
  Net change in unrealized trading profit                             (6,612,556)     (9,762,823)      1,552,659
(Increase) decrease in operating assets:
  Interest receivable (DWR)                                              (60,123)       (275,721)       (189,153)
  Net option premiums                                                   --               328,955        (328,955)
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (DWR)                                           341,957         320,941         388,414
  Accrued management fees                                                220,319         197,331         199,067
  Incentive fees payable                                                (139,190)        139,190        --
                                                                  --------------  --------------  --------------
Net cash provided by operating activities                             16,551,777       2,654,957      17,523,349
                                                                  --------------  --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units                                                     70,451,681      69,682,458      44,442,998
(Increase) decrease in subscriptions receivable                       (1,037,012)      2,151,502      (2,025,927)
Increase (decrease) in redemptions payable                               330,081         325,421         499,483
Redemptions of Units                                                 (20,102,124)    (12,424,664)     (6,685,065)
                                                                  --------------  --------------  --------------
Net cash provided by financing activities                             49,642,626      59,734,717      36,231,489
                                                                  --------------  --------------  --------------

Net increase in cash                                                  66,194,403      62,389,674      53,754,838
Balance at beginning of period                                       168,849,922     106,460,248      52,705,410
                                                                  --------------  --------------  --------------
Balance at end of period                                             235,044,325     168,849,922     106,460,248
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER SPECTRUM SERIES
                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION--Dean Witter Spectrum Global Balanced L.P. (formerly known as Dean Witter Spectrum Balanced L.P.) ("Spectrum Global Balanced"), Dean Witter Spectrum Select L.P. (formerly known as Dean Witter Select Futures Fund L.P.) ("Spectrum Select"), Dean Witter Spectrum Strategic L.P. ("Spectrum Strategic") and Dean Witter Spectrum Technical L.P. ("Spectrum Technical") (individually, a "Partnership," or collectively, the "Partnerships") are limited partnerships organized to engage in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, and other commodities interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals (collectively, "futures interests"). The general partner for each Partnership is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker is Dean Witter Reynolds, Inc. ("DWR"), and an unaffiliated clearing commodity broker, Carr Futures Inc. ("Carr"), provides clearing and execution services. Both Demeter and DWR are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co. ("MSDW").

Spectrum Select became one of the Spectrum Series of funds effective June 1, 1998, and each outstanding unit of Dean Witter Select Futures Fund L.P. was converted into 100 units of Spectrum Select. "Per Unit" amounts for periods prior to June 1, 1998 have been restated to reflect the conversion.

On May 31, 1997, Morgan Stanley Group Inc. was merged with and into Dean Witter, Discover & Co. ("DWD"). At that time, DWD changed its corporate name to Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD"). Effective February 19, 1998, MSDWD changed its corporate name to Morgan Stanley Dean Witter & Co.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by the General Partner and the Limited Partners based upon their proportional ownership interests.

USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION--Futures interests are open commitments until settlement date. They are valued at market and the resulting unrealized gains and losses are reflected in income. Monthly, DWR pays each Partnership interest income based upon 80% of its average daily "Net Assets" (as defined in the limited partnership agreements) for the month in the case of Spectrum Select, Spectrum Strategic and Spectrum Technical and 100% in the case of Spectrum Global Balanced. The interest rate is equal to a prevailing rate on U.S. Treasury bills. For purposes of such interest payments, Net Assets do not include monies due the Partnership on futures interests, but not actually received.

NET INCOME (LOSS) PER UNIT--Net income (loss) per Unit is computed using the weighted average number of units outstanding during the period.

EQUITY IN FUTURES INTERESTS TRADING ACCOUNTS--The Partnerships' asset "Equity in futures interests trading accounts" consist of cash on deposit with DWR and Carr to be used as margin for trading and the net asset or liability related to unrealized gains or losses on open contracts and the net option premiums paid and/or received. The asset or liability related to the unrealized gains or losses on forward contracts is presented as a net amount in each period due to master netting agreements.

BROKERAGE AND RELATED TRANSACTION FEES AND COSTS--Prior to September 1, 1996, brokerage fees for Spectrum Global Balanced were accrued at a monthly rate of 1/2 of 1% of the Net Assets (a 6% annual rate) as of the first day of each month. From September 1, 1996 to July 31, 1997, brokerage fees were reduced to a monthly rate of 11/24 of 1% of the Net Assets (a 5.5% annual rate) as of the first day of the month. From August 1, 1997, to May 31, 1998 brokerage fees were further reduced to 49/120 of 1% of the Net Assets (a 4.9% annual rate) as of the first day of the month. Effective June 1, 1998, brokerage fees were reduced to a flat-rate monthly fee of 1/12 of 4.60% of the Net Assets (a 4.60% annual rate) as of the first day of each month.

Prior to June 1, 1998, brokerage commissions Spectrum Select were accrued on a half-turn basis at 80% of DWR's published non-member rates and transaction fees and costs were accrued on a half-turn basis.

From January 1, 1996 to August 31, 1996, brokerage commissions chargeable to the Partnership were capped at 3/4 of 1% per month (a 9% maximum annual rate) of the Partnership's month-end Net Assets. Transaction fees and costs exclusive of "give up" fees were capped at 1/12 of 1% per month (a 1% maximum annual rate) of month-end Net Assets.

From September 1, 1996 through May 31, 1998 brokerage commissions and transaction fees and costs were capped at 13/20 of 1% per month (a 7.8% maximum annual rate) of the Partnership's month-end Net Assets.

Effective June 1, 1998 brokerage fees of the Partnership are charged at a flat monthly rate of 1/12 of 7.25% (a 7.25% annual rate) of Net Assets as of the first day of each month. Such fee covers all brokerage commissions, transaction fees and costs and ordinary administrative and continuing offering expenses.

Prior to September 1, 1996, brokerage fees for Spectrum Strategic and Spectrum Technical were accrued at a monthly rate of 35/48 of 1% of the Net Assets (an 8.75% annual rate) as of the first day of each month. From September 1, 1996 to July 31, 1997, brokerage fees were reduced to a monthly rate of 33/48 of 1% of the Net Assets (an 8.25% annual rate) as of the first day of the month. From August 1, 1997 to May 31, 1998, brokerage fees were further reduced to 51/80 of 1% of the Net Assets (a 7.65% annual rate) as of the first day of the month.

Effective June 1, 1998, brokerage fees for Spectrum Strategic and Spectrum Technical were reduced to a flat-rate monthly fee of 1/12 of 7.25% (a 7.25% annual rate) of the Net Assets as of the first day of each month.

Such fees cover all brokerage fees, transaction fees and costs and ordinary administrative and continuing offering expenses.

OPERATING EXPENSES--The Partnerships incur monthly management fees, and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees and other related expenses, are borne by DWR through the brokerage fees paid by the Partnerships (effective June 1, 1998 for Spectrum Select with its change to a flat rate brokerage fee).

Prior to June 1, 1998, Spectrum Select was charged all operating expenses related to its trading activities to a maximum of 1/4 of 1% annually of the Partnership's average month end Net Assets. Demeter was responsible for operating expenses in excess of the cap.

INCOME TAXES--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

DISTRIBUTIONS--Distributions, other than on redemption of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

CONTINUING OFFERING--Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of the month. No selling commissions or charges related to the continuing offering of Units were paid by the Limited Partners or the Partnership. DWR will pay all such costs.

REDEMPTIONS--Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person becomes a Limited Partner, upon five business days advance notice by redemption form to Demeter. Thereafter, Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges will be paid to DWR. Redemptions must be made in whole Units, in a minimum amount of 50 Units, unless a Limited Partner is redeeming his entire interest in a Partnership.

EXCHANGES--On the last day of the first month which occurs more than six months after a person first becomes a Limited Partner in any of the Partnerships, and the end of each month thereafter, Limited Partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreement) without paying additional charges.

DISSOLUTION OF THE PARTNERSHIP--Spectrum Global Balanced, Spectrum Strategic and Spectrum Technical will terminate on December 31, 2035 and Spectrum Select will terminate on December 31, 2025 regardless of their financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

2.  RELATED PARTY TRANSACTIONS

Each Partnership pays brokerage fees to DWR as described in Note 1. Each Partnership's cash is on deposit with DWR and Carr in futures interests trading accounts to meet margin requirements as needed. DWR pays interest on these funds as described in Note 1.

3.  TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership are as follows:

Dean Witter Spectrum Global Balanced L.P.
  RXR, Inc.

Dean Witter Spectrum Select L.P.
  EMC Capital Management, Inc.
  Rabar Market Research, Inc.
  Sunrise Capital Management, Inc.

Dean Witter Spectrum Strategic L.P.
  Blenheim Investments, Inc.
  Stonebrook Capital Management, Inc.
  Willowbridge Associates Inc.

Effective April 30, 1998, A. Gary Shilling & Co., Inc ("Shilling") was terminated as an advisor to the Partnership. The assets of the Partnership previously allocated to Shilling were allocated to Stonebrook Capital Management Inc., ("Stonebrook"), effective June 1, 1998.

Dean Witter Spectrum Technical L.P.
  Campbell & Company, Inc.
  Chesapeake Capital Corporation
  John W. Henry & Company, Inc. ("JWH")

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE--The management fee is accrued at the rate of 5/48 of 1% of the Net Assets on the first day of each month (a 1.25% annual rate) for Spectrum Global Balanced.

The management fee is accrued at the rate of 1/4 of 1% per month of the Net Assets allocated to each trading advisor on the first day of each month (a 3% annual rate) for Spectrum Select. Prior to June 1, 1998, the management fee was accrued at the rate of 1/4 of 1% of the Partnership's adjusted Net Assets, as defined in the Limited Partnership Agreement, as of the last day of each month (a 3% annual rate.)

The management fee is accrued at the rate of 1/12 of 4% of the Net Assets allocated to each of Blenheim and Willowbridge on the first day of each month, and 1/12 of 3% of the Net Assets allocated to Stonebrook on the first day of each month for Spectrum Strategic (annual rates of 4% and 3%, respectively). Prior to June 1, 1998, the management fee was accrued at the rate of 1/3 of 1% per month of the Net Assets allocated to each trading advisor on the first day of each month (a 4% annual rate).

The management fee is accrued at the rate of 1/3 of 1% per month of the Net Assets allocated to each trading advisor on the first day of each month (a 4% annual rate) for Spectrum Technical.

INCENTIVE FEE--Spectrum Global Balanced, Spectrum Select and Spectrum Strategic each will pay a monthly incentive fee equal to 15% of the "Trading Profits" as defined in the Limited Partnership Agreement, experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month. Prior to June 1, 1998, Spectrum Select paid a quarterly incentive fee to each trading advisor equal to 17.5% of the "Trading Profits" as defined.

Spectrum Technical will pay a monthly incentive fee equal to 15% of the "Trading Profits" experienced with respect to the Net Assets allocated to Campbell and JWH and 19% of the "Trading Profits" experienced with respect to the Net Assets allocated to Chesapeake as of the end of each calendar month. Prior to June 1, 1998, Spectrum Technical paid an incentive fee equal to 15% of "Trading Profits" to all trading advisors.

For all Partnerships when trading losses are incurred, no incentive fee will be paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each months subscriptions and redemptions.

4.  FINANCIAL INSTRUMENTS

The Partnerships trade futures and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" effective for fiscal years beginning after June 15, 1999. The Partnership has elected to adopt the provisions of SFAS No. 133 for the fiscal year ended December 31, 1998. SFAS No. 133 supersedes SFAS No. 119 and No. 105, which required the disclosure of average aggregate fair values and contract/notional values, respectively, of derivative financial instruments for an entity which carriers its assets at fair value. The application of SFAS No. 133 does not have a significant effect on the Partnership's financial statements.

At December 31, 1997, open contracts were:

                                                                            SPECTRUM GLOBAL BALANCED
                                                                            -------------------------
                                                                                 CONTRACT OR NOTIONAL
                                                                                               AMOUNT
                                                                            -------------------------
                                                                                        $
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
  Commitments to Purchase                                                            40,675,000
  Commitments to Sell                                                                 6,721,000
Commodity Futures:
  Commitments to Purchase                                                                    --
  Commitments to Sell                                                                 5,168,000
Foreign Futures:
  Commitments to Purchase                                                            45,574,000
  Commitments to Sell                                                                26,176,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
 Commitments to Purchase                                                              2,436,000
  Commitments to Sell                                                                10,218,000

                                                                                 SPECTRUM SELECT
                                                                            -------------------------
                                                                                 CONTRACT OR NOTIONAL
                                                                                               AMOUNT
                                                                            -------------------------
                                                                                        $
EXCHANGE-TRADED CONTRACTS:
Finacial Futures:
  Commitments to Purchase                                                           428,493,000
  Commitments to Sell                                                               173,316,000
Commodity Futures:
  Commitments to Purchase                                                            23,131,000
  Commitments to Sell                                                               135,389,000
Foreign Futures:
  Commitments to Purchase                                                           997,389,000
  Commitments to Sell                                                               315,676,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS
 Commitments to Purchase                                                             96,671,000
  Commitments to Sell                                                               127,065,000

                                                                              CONTRACT OR NOTIONAL
                                                                                     AMOUNT
                                                                            -------------------------
                                                                                   SPECTRUM STRATEGIC
                                                                            -------------------------
                                                                                        $
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
  Commitments to Purchase                                                            87,114,000
  Commitments to Sell                                                                69,871,000
Commodity Futures:
  Commitments to Purchase                                                            32,034,000
  Commitments to Sell                                                                24,672,000
Foreign Futures:
  Commitments to Purchase                                                           119,070,000
  Commitments to Sell                                                                 5,387,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitments to Purchase                                                               748,000
  Commitments to Sell                                                                   748,000

                                                                              CONTRACT OR NOTIONAL
                                                                                     AMOUNT
                                                                            -------------------------
                                                                                   SPECTRUM TECHNICAL
                                                                            -------------------------
                                                                                        $
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
  Commitments to Purchase                                                           302,165,000
  Commitments to Sell                                                                80,696,000
Commodity Futures:
  Commitments to Purchase                                                            36,753,000
  Commitments to Sell                                                                84,557,000
Foreign Futures:
  Commitments to Purchase                                                           283,941,000
  Commitments to Sell                                                               379,781,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitments to Purchase                                                           116,349,000
  Commitments to Sell                                                               203,705,000

A portion of the amounts indicated as off-exchange-traded forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

The unrealized gains on open contracts are reported as a component of "Equity in futures interests trading accounts" on the Statements of Financial Condition and totaled at December 31, 1998 and 1997, respectively, $1,967,187 and $681,559 for Spectrum Global Balanced, $8,435,054 and $9,627,161 for Spectrum Select, 5,299,335 and $2,527,613 for Spectrum Strategic, $18,909,268 and $12,296,712 for
Spectrum Technical.

For Spectrum Global Balanced, of the $1,967,187 net unrealized gain on open contracts at December 31, 1998, $2,044,752 related to exchange-traded futures contracts and $(77,565) related to off-exchange-traded forward currency contracts. Of the $681,559 net unrealized gain on open contracts at December 31, 1997, $657,913 related to exchange-traded futures contracts and $23,646 related to off-exchange-traded forward currency contracts.

For Spectrum Select, of the $8,435,054 net unrealized gain on open contracts at December 31, 1998, $8,982,276 related to exchange-traded futures contracts and $(547,222) related to off-exchange-traded forward currency contracts. Of the $9,627,161 net unrealized gain on open contracts at December 31, 1997, $10,514,844 related to exchange-traded futures contracts and $(887,683) related to off-exchange-traded forward currency contracts.

For Spectrum Strategic, of the $5,299,335 net unrealized gain on open contracts at December 31, 1998, all related to exchange-traded futures and contracts. Of the $2,527,613 net unrealized gain on open contracts at December 31, 1997, all related to exchange-traded futures contracts.

For Spectrum Technical, of the $18,909,268 net unrealized gain on open contracts at December 31, 1998, $19,606,697 was related to exchange-traded futures contracts and $(697,429) related to off-exchange-traded forward currency contracts. Of the $12,296,712 net unrealized gain on open contracts at December 31, 1997, $11,977,756 related to exchange-traded futures contracts and $318,956 related to off-exchange-traded forward currency contracts.

The contract amounts in the above table represent the Partnerships' extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with the instruments in which the Partnership is involved is limited to the amounts reflected in the Partnerships' Statements of Financial Condition.

Exchange-traded contracts and off-exchange-traded forward currency contracts held by the Partnerships at December 1998 and 1997 mature as follows:

                                                                                  1998                1997
                                                                           ------------------  ------------------
SPECTRUM GLOBAL BALANCED
  Exchange-Traded Contracts                                                    March 1999          March 1998
  Off-Exchange-Traded Forward Currency Contracts                               March 1999          March 1998

SPECTRUM SELECT
  Exchange-Traded Contracts                                                  December 1999       December 1998
  Off-Exchange-Traded Forward Currency Contracts                               March 1999          March 1998

SPECTRUM STRATEGIC
  Exchange-Traded Contracts                                                    March 2000        December 1998
  Off-Exchange-Traded Forward Currency Contracts                                   --             January 1998

SPECTRUM TECHNICAL
  Exchange-Traded Contracts                                                  December 1999       December 1998
  Off-Exchange-Traded Forward Currency Contracts                               March 1999          March 1998

The Partnerships also have credit risk because either DWR or Carr act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures and futures styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Each of DWR and Carr, as a futures commission merchant for each Partnership's exchange-traded futures and futures styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures styled options contracts, which funds, in the aggregate, totaled at December 31, 1998 and December 31, 1997 respectively, $45,065,113 and $25,612,869 for Spectrum Global Balanced, $196,601,695 and $168,693,769 for Spectrum Select, $69,218,389
and $59,631,616 for Spectrum Strategic, and $254,651,022 and $180,827,678 for
Spectrum Technical. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of Carr, the sole counterparty on all of such contracts, to perform. Carr's parent, Credit Agricole Indosuez, has guaranteed to the Partnerships payment of the net liquidating value of the transactions in the Partnerships' account with Carr (including foreign currency contracts).

For the year ended December 31, 1997, the average fair value of financial instruments held for trading purposes was as follows:

                                                                                   ASSETS        LIABILITIES
                                                                              ----------------  --------------
                                                                                     $                $
SPECTRUM GLOBAL BALANCED
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                                   39,908,000      11,661,000
Options on Financial Futures                                                         1,206,000       2,398,000
Commodity Futures                                                                    4,414,000       3,535,000
Foreign Futures                                                                     28,444,000      26,146,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                                      12,716,000      16,655,000

                                                                                   ASSETS        LIABILITIES
                                                                              ----------------  --------------
                                                                                     $                $
SPECTRUM SELECT
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                                  363,272,000     243,761,000
Options on Financial Futures                                                         3,781,000        --
Commodity Futures                                                                   95,455,000      76,233,000
Options on Commodity Futures                                                         2,484,000       1,789,000
Foreign Futures                                                                    360,391,000     382,135,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                                      41,814,000      40,388,000

                                                                                   ASSETS        LIABILITIES
                                                                              ----------------  --------------
                                                                                     $                $
SPECTRUM STRATEGIC
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                                   30,123,000      70,617,000
Options on Financial Futures                                                        18,562,000       1,261,000
Commodity Futures                                                                   80,636,000      24,285,000
Options on Commodity Futures                                                        27,328,000      28,813,000
Foreign Futures                                                                     83,507,000      29,983,000
Options on Foreign Futures                                                           4,320,000         479,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                                         507,000         922,000

                                                                                   ASSETS        LIABILITIES
                                                                              ----------------  --------------
                                                                                     $                $
SPECTRUM TECHNICAL
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                                  233,922,000     153,604,000
Options on Financial Futures                                                         6,705,000         347,000
Commodity Futures                                                                   58,233,000      60,140,000
Options on Commodity Futures                                                         2,181,000        --
Foreign Futures                                                                    205,510,000     168,044,000
Options on Foreign Futures                                                           4,070,000        --
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                                     103,299,000     111,186,000

5.  LEGAL MATTERS

On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., MSDW (all such parties referred to hereafter as the "Dean Witter Parties"), Spectrum Select (under its original name) and certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to these pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint, alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnerships commodity pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools.


    On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The New York Supreme Court dismissed the New York action in November 1998, but granted plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants have filed a motion to dismiss the amended complaint with prejudice on February 1, 1999. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties, including other Partnerships, could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. On April 12, 1999 the defendants also filed a motion in the California action to oppose certification by the court of the class in the California litigation. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of Spectrum Select or any of the Dean Witter Parties.


6.  SUBSEQUENT EVENTS

On March 4, 1999, Stonebrook was removed as a Trading Advisor to Spectrum Strategic. The assets previously allocated to Stonebrook will not be traded until a new Trading Advisor is selected. These assets will continue to earn interest on 100% of the assets but will not accrue any brokerage, incentive or management fees.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co.)(the "Company") as of November 30, 1998 and 1997. These statements of financial condition are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements of financial condition based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation as of November 30, 1998 and 1997 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

January 11, 1999
New York, New York

                         DEMETER MANAGEMENT CORPORATION
     (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO. ("MSDW"))
                       STATEMENTS OF FINANCIAL CONDITION


                                                                                           NOVEMBER 30,
                                                                FEBRUARY 28,     --------------------------------
                                                                     1999             1998             1997
                                                                ---------------  ---------------  ---------------
                                                                  (UNAUDITED)
ASSETS                                                                 $                $
Investments in affiliated partnerships (Note 2)                      17,793,747       16,959,248       22,016,069
Income taxes receivable                                                 305,150          708,505          429,885
Receivable from affiliated partnerships                                  20,632           25,716              968
                                                                ---------------  ---------------  ---------------
    Total Assets                                                     18,119,529       17,693,469       22,446,922
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
  Payable to MSDW (Note 3)                                           11,824,302       11,648,971       17,995,100
  Accrued expenses                                                       54,341           62,198           34,072
                                                                ---------------  ---------------  ---------------
    Total Liabilities                                                11,878,643       11,711,169       18,029,172
                                                                ---------------  ---------------  ---------------

STOCKHOLDER'S EQUITY
  Common stock, no par value:
    Authorized 1,000 shares; Issued and outstanding 100 shares
      at stated value of $500 per share                                  50,000           50,000           50,000
  Additional paid-in capital                                        111,170,000      111,170,000      111,170,000
  Retained earnings                                                   6,090,886        5,832,300        4,267,750
                                                                ---------------  ---------------  ---------------
                                                                    117,310,886      117,052,300      115,487,750
  Less: Notes receivable from MSDW (Note 4)                        (111,070,000)    (111,070,000)    (111,070,000)
                                                                ---------------  ---------------  ---------------
    Total Stockholder's Equity                                        6,240,886        5,982,300        4,417,750
                                                                ---------------  ---------------  ---------------
    Total Liabilities and Stockholder's Equity                       18,119,529       17,693,469       22,446,922
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------


  The accompanying notes are an integral part of these statements of financial condition.

                         DEMETER MANAGEMENT CORPORATION

         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)

                   NOTES TO STATEMENTS OF FINANCIAL CONDITION

1.  BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW").

On May 31, 1997, Morgan Stanley Group Inc. ("Morgan Stanley") was merged with and into Dean Witter, Discover & Co. ("DWD"). At that time DWD changed its corporate name to Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD"). Effective February 19, 1998 MSDWD changed its corporate name to Morgan Stanley Dean Witter & Co. Prior to the merger, DWD's fiscal year ended on December 31. Subsequent to the merger, MSDW and Demeter adopted a fiscal year end of November 30.

Demeter manages the following commodity pools as their sole general partner:
Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P. (formerly, Dean Witter Principal Guaranteed Fund L.P.), Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P. (formerly, Dean Witter Principal Secured Futures Fund L.P.) ("DWPSF"), Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Account II L.P. ("DWIA II"), DWFCM International Access Fund L.P., Dean Witter Anchor Institutional Balanced Portfolio Account L.P., ("Anchor"), Dean Witter Spectrum Global Balanced L.P. (formerly, Dean Witter Spectrum Balanced L.P.), Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., Dean Witter Spectrum Select L.P. (formerly, Dean Witter Select Futures Fund L.P., DWR Chesapeake L.P., DWR Institutional Balanced Portfolio Account III L.P. ("DWIBP III"), DWR/ JWH Futures Fund L.P., Morgan Stanley Tangible Asset Fund L.P. ("MSTAF"), DWR/Market Street Futures Fund L.P. ("MKTST"), Morgan Stanley Dean Witter Charter Graham L.P. ("Charter Graham"), Morgan Stanley Dean Witter Charter Millburn L.P. ("Charter Millburn"), and Morgan Stanley Dean Witter Charter Welton L.P. ("Charter Welton").

Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

Demeter reopened DWPSF for additional investment and on May 12, 1997, DWPSF registered with the SEC 50,000 units which were offered to investors in a public offering.

On July 31, 1997, Demeter entered into a limited partnership agreement as general partner in MSTAF. On November 4, 1997, MSTAF registered with the SEC 5,000,000 units and began trading on January 2, 1998. Units were made available to investors in a public offering that ended March 12, 1998 ("Offering Period"). Subsequently, MSTAF, Demeter, the trading advisor and Dean Witter Reynolds agreed to extend the Offering Period until no later than October 16, 1998 ("Extended Offering Period"), and offered to the public unsold units remaining at the end of the Offering Period..

On September 18, 1997, Demeter ceased trading activities in Anchor and subsequently distributed its net assets.

                         DEMETER MANAGEMENT CORPORATION

         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)

             NOTES TO STATEMENTS OF FINANCIAL CONDITION (CONTINUED)

In January of 1998, Demeter entered into a limited partnership agreement as general partner in MKTST, which offers units to investors in a continuing private offering. MKTST began trading on October 1, 1998.

On April 20, 1998, Dean Witter Spectrum Balanced L.P. changed its name to Dean Witter Spectrum Global Balanced L.P.

On April 20, 1998, Dean Witter Select Futures Fund L.P. changed its name to Dean Witter Spectrum Select L.P. ("DWSF"). Effective May 1, 1998 DWSF became part of the Spectrum family of funds and consequently revised its fee structure, instituted an exchange provision with other funds in the Spectrum family and is offered to investors in a continuing public offering.

On April 30, 1998, Demeter ceased trading activities in DWIA II and subsequently distributed its net assets.

On May 11, 1998 Demeter registered with the SEC 5,000,000 additional units of Dean Witter Spectrum Technical L.P. and 1,500,000 units of DWSF, both of which are being offered to investors in a continuing public offering with previously registered units of Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Global Balanced L.P.

On July 15, 1998, Demeter entered into a limited partnership agreement as general partner in the Morgan Stanley Dean Witter Charter Series. The three partnerships that comprise the Charter Series are Morgan Stanley Dean Witter Charter Graham L.P. ("Charter Graham"), Morgan Stanley Dean Witter Charter Millburn L.P. ("Charter Millburn") and Morgan Stanley Dean Witter Charter Welton L.P. ("Charter Welton"). On July 29, 1998, the Charter Series individually registered with the SEC 3,000,000 units of Charter Graham, 3,000,000 units of Charter Millburn and 3,000,000 units of Charter Welton to be offered to investors for a limited time in a public offering.

On September 30, 1998, Demeter ceased trading activities in DWIBP III, and subsequently distributed its net assets.

INCOME TAXES The results of operations of Demeter are included in the consolidated federal income tax return of MSDW, computed on a separate company basis and due to MSDW.

USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than 1 percent of the aggregate capital contributed to the partnership by all partners.

                         DEMETER MANAGEMENT CORPORATION

         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)

             NOTES TO STATEMENTS OF FINANCIAL CONDITION (CONTINUED)

The total assets, liabilities and partners' capital of all the funds managed by Demeter at November 30, 1998 and 1997 were as follows:

                                                            1998           1997
                                                        -------------  -------------
                                                              $              $
Total assets..........................................  1,316,093,947  1,195,307,516
Total liabilities.....................................     21,644,069     19,346,113
Total partners' capital...............................  1,294,449,878  1,175,961,403

Demeter's investments in the above limited partnerships are carried at market value with changes in such market value reflected currently in operations.

3.  PAYABLE TO MSDW

The payable to MSDW is primarily for amounts due for the purchase of partnership investments, income tax payments made by MSDW on behalf of Demeter and the cumulative results of operations.

4.  NET WORTH REQUIREMENT

At November 30, 1998 and 1997, Demeter held non-interest bearing notes from MSDW that were payable on demand. These notes were received in connection with additional capital contributions aggregating $111,070,000.

The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from MSDW are included in net worth for purposes of this calculation.

5.  LEGAL MATTERS

On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR, an affiliate of Demeter. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., MSDW (all such parties referred to hereafter as the "Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnership commodity pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by

                         DEMETER MANAGEMENT CORPORATION

         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)

             NOTES TO STATEMENTS OF FINANCIAL CONDITION (CONTINUED)

DWR. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools.


    On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The New York Supreme Court dismissed the New York action in November 1998, but granted plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants have filed a motion to dismiss the amended complaint with prejudice on February 1, 1999. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. On April 12, 1999 the defendants also filed a motion in the California action to oppose certification by the court of the class in the California litigation. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

                MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.
               MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P.
               MORGAN STANLEY DEAN WITTER SPECTRUM STRATEGIC L.P.
            MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.
                SUPPLEMENT TO PROSPECTUS DATED JANUARY 21, 1999

    The Prospectus dated January 21, 1999 is supplemented by a Supplement dated April 30, 1999. You should read the Supplement together with the Prospectus.

April 30, 1999